                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549

                                   FORM 8-K/A

                       Amendment No. 2 to Current Report

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report                                                  August 13, 1998
(Date of earliest event reported)                                 (May 15, 1998)

                        ENGINEERED SUPPORT SYSTEMS, INC.

          MISSOURI                      0-13880                  43-1313242
(State or Other Jurisdiction     (Commission File No.)          (IRS Employer
     of Incorporation)                                       Identification No.)



1270 North Price Road, St. Louis, Missouri                          63132
(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number including area code: (314) 993-5880

Engineered Support Systems, Inc. hereby amends the following items, financial statements, exhibits or other portions of its Current Report, dated May 29, 1998, on Form 8-K (as amended July 2, 1998 on Form 8-K/A):

Item 7.     Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired.

      (1) Audited Financial Statements of Keco Industries, Inc. for the two year period ended December 31, 1997

      (2) Consolidated Statements of Income (Unaudited) of Keco Industries, Inc. for the six month periods ended June 24, 1998 and June 30, 1997

      (3) Condensed Consolidated Balance Sheet (Unaudited) of Keco Industries, Inc. as of June 24, 1998

      (4) Consolidated Statements of Cash Flows (Unaudited) of Keco Industries, Inc. for the six month periods ended June 24, 1998 and June 30, 1997

(b)   Pro Forma Financial Information

      (1) Pro Forma Combined Statements of Income (Unaudited) for the year ended October 31, 1997

      (2) Pro Forma Combined Statements of Income (Unaudited) for the six months ended April 30, 1998

      (3)   Pro Forma Combined Balance Sheets (Unaudited) as of April 30,
            1998

      (4) Notes to Condensed Pro Forma Financial Statements (Unaudited) for the year ended October 31, 1997 and for the six months ended April 30, 1998

(c) Exhibits

      (1) Stock Purchase Agreement, dated as of May 15, 1998, by and among Air Eagle Holdings, Inc., a wholly-owned subsidiary of Engineered Support Systems, Inc., and George W. Andrews, Trustee of the George W. Andrews Revocable Trust dated May 9, 1994, et al

Item 7 (a) (1) - Audited Financial Statements of Keco Industries, Inc. for
                 the two year period ended December 31, 1997

KECO INDUSTRIES, INC.
REPORT AND FINANCIAL STATEMENTS
DECEMBER 31, 1997 AND 1996

                 REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
and Shareholders of
Keco Industries, Inc.


In our opinion, the accompanying balance sheets and related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Keco Industries, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri

July 10, 1998

KECO INDUSTRIES, INC.
BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------------------------------------------
                                                                                 1997                    1996
ASSETS
Current assets:
   Cash and cash equivalents                                                  $   724,363             $ 1,590,584
   Accounts receivable                                                          2,877,002               1,147,582
   Contracts in process and inventories, net                                   11,084,052               9,313,067
   Other current assets                                                            35,678                  33,450
                                                                              -----------             -----------
       Total current assets                                                    14,721,095              12,084,683

Property, plant and equipment
   Land                                                                           719,000                 719,000
   Buildings and improvements                                                   6,053,574               6,003,939
   Machinery and equipment                                                      2,387,877               2,231,058
   Furniture and fixtures                                                       1,174,702               1,120,934
   Less:  Accumulated depreciation                                             (4,357,531)             (3,967,746)
                                                                              -----------             -----------
                                                                                5,977,622               6,107,185
                                                                              -----------             -----------
       Total assets                                                           $20,698,717             $18,191,868
                                                                              ===========             ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Notes payable                                                              $ 1,000,000
   Current maturities of long-term debt                                            37,500             $    37,500
   Accounts payable                                                             1,982,102               1,676,627
   Accrued employee compensation                                                  594,002                 541,331
   Other accrued expenses                                                         144,445                 239,507
   Provisions for losses on contracts                                             292,060               1,440,665
                                                                              -----------             -----------
       Total current liabilities                                                4,050,109               3,935,630

Long-term debt                                                                    140,625                 178,125

Shareholders' equity:
   Common stock, no par value; 86,577 shares issued
     and outstanding                                                            1,650,980               1,650,980
   Retained earnings                                                           14,857,003              12,427,133
                                                                              -----------             -----------
       Total shareholders' equity                                              16,507,983              14,078,113
                                                                              -----------             -----------
       Total liabilities and shareholders' equity                             $20,698,717             $18,191,868
                                                                              ===========             ===========



                    The accompanying notes are an integral part of these financial statements.

KECO INDUSTRIES, INC.
STATEMENTS OF INCOME AND RETAINED EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------------------------------------------

                                                                                 1997                    1996
Net revenues                                                                  $41,718,730             $42,682,202
Cost of revenues                                                               35,627,863              38,301,680
                                                                              -----------             -----------

Gross profit                                                                    6,090,867               4,380,522

General and administrative expense                                              2,206,075               2,263,806
                                                                              -----------             -----------

Income from operations                                                          3,884,792               2,116,716

Other income:
   Interest, net                                                                   45,611                  55,370
   Other, net                                                                     159,068                 139,154
                                                                              -----------             -----------

Net income                                                                      4,089,471               2,311,240

Retained earnings, beginning of period                                         12,427,133              11,526,637

Less - distributions to shareholders                                           (1,659,601)             (1,410,744)
                                                                              -----------             -----------

Retained earnings, end of period                                              $14,857,003             $12,427,133
                                                                              ===========             ===========

                    The accompanying notes are an integral part of these financial statements.


KECO INDUSTRIES, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------------------------------------------

                                                                                 1997                    1996
Cash flows from operating activities:
   Net income                                                                 $ 4,089,471             $ 2,311,240
   Adjustments to reconcile net income to net
     cash provided by operations:
       Depreciation and amortization                                              389,785                 395,922
   Changes in operating assets and liabilities:
     Accounts receivable                                                       (1,729,420)              3,144,978
     Contracts in process and
       inventories, net                                                        (1,770,985)               (206,222)
     Other current assets                                                          (2,228)                   (148)
     Accounts payable                                                             305,475                (142,780)
     Accrued employee compensation                                                 52,671                  67,337
     Provisions for losses on contracts                                        (1,148,605)               (884,136)
     Other accrued expenses                                                       (95,062)                (68,221)
                                                                              -----------             -----------

         Net cash provided by operations                                           91,102               4,617,970
                                                                              -----------             -----------

Cash flows from investing activities:
   Additions to property, plant and equipment                                    (260,222)               (111,050)
                                                                              -----------             -----------

         Net cash used in investing activities                                   (260,222)               (111,050)
                                                                              -----------             -----------

Cash flows from financing activities:
   Payments on long-term debt                                                     (37,500)             (1,787,500)
   Net proceeds from line of credit borrowings                                  1,000,000
   Distributions to shareholders                                               (1,659,601)             (1,410,744)
                                                                              -----------             -----------

         Net cash used in financing activities                                   (697,101)             (3,198,244)
                                                                              -----------             -----------

         Net increase (decrease) in cash
           and cash equivalents                                                  (866,221)              1,308,676

Cash and cash equivalents at beginning of year                                  1,590,584                 281,908
                                                                              -----------             -----------

Cash and cash equivalents at end of year                                      $   724,363             $ 1,590,584
                                                                              ===========             ===========

Supplemental disclosure of cash flow information:
   Interest paid                                                              $    35,286             $    32,360
                                                                              ===========             ===========



                    The accompanying notes are an integral part of these financial statements.


KECO INDUSTRIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

1.    SIGNIFICANT ACCOUNTING POLICIES

      GENERAL
      Keco Industries, Inc. (the "Company") is a manufacturer of a variety of military ground support equipment. The Company operates predominantly in this one segment and substantially all of its revenues are related to contracts with the U.S. Government. The financial statements of the Company are prepared on the accrual basis of accounting.

      USE OF ESTIMATES
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION
      Revenues from long-term contracts are recognized under the percentage of completion method and include a proportion of the earnings that are expected to be realized on the contract in the ratio that production costs incurred bear to total estimated production costs. Earnings expectations are based upon estimates of contract values and costs at completion. Contracts in process are reviewed on a periodic basis and adjustments to revenues and earnings are made in the current accounting period based upon revisions in contract values and estimated costs at completion. Provisions for estimated losses on contracts are recorded when identified.

      FAIR VALUE OF FINANCIAL INSTRUMENTS
      The carrying amount of cash and cash equivalents, contracts in process and inventories, net, other current assets and accrued expenses approximates fair value due to the short maturity of those instruments. The carrying amount of long-term debt approximates fair value, as the debt instrument is at a variable interest rate which is based on market rates.

      CASH AND CASH EQUIVALENTS
      Cash and cash equivalents include temporary investments with original maturities of three months or less.

      CONTRACTS IN PROCESS AND INVENTORIES
      Contracts in process and inventories represent accumulated contract costs, estimated earnings thereon based upon the percentage of completion method and contract inventories reduced by related progress payments received by the Company.

      Accumulated contract costs and inventories are stated at actual costs incurred and consist of direct engineering, production, tooling, applicable overhead and other costs (excluding selling, general and administrative costs which are charged against income as incurred). Title to or a security interest in certain items included in contracts in process and inventories is vested in the U.S. Government through the progress payment provisions of the related contracts. In accordance with industry standards, contracts in process and inventories related to long-term contracts are classified as current assets although a portion may not be realized within one year.

KECO INDUSTRIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1997 AND 1996
PAGE 2
--------------------------------------------------------------------------------

      PROPERTY, PLANT AND EQUIPMENT
      Property, plant and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives ranging from 5 to 40 years.

      IMPAIRMENT OF LONG-LIVED ASSETS
      Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying value of the asset.

2.    CONTRACTS IN PROCESS AND INVENTORIES

      Contracts in process and inventories are comprised of the following:

                                                               1997                    1996
      Inventories substantially applicable to
       government contracts in process                     $ 22,176,944            $ 21,505,308

      Less:  Progress payments applied                      (11,092,892)            (12,192,241)
                                                           ------------            ------------

                                                           $ 11,084,052            $  9,313,067
                                                           ============            ============

      Contracts in process and inventories at December 31, 1997 and 1996 include estimated revenue of $9,579,423 and $10,200,751, respectively, representing accumulated contract costs and related estimated gross margin on uncompleted government contracts.

3.    NOTES PAYABLE AND LONG-TERM DEBT

      Industrial Revenue Bonds in the amount of $750,000 were issued on September 1, 1982 for construction of the Company's office building and primary manufacturing facility. The bonds require the Company to make quarterly payments of principal and interest for 20 years including interest at a variable interest rate (5.53% at December 31, 1997 and 1996). The Bonds provide the Company with the option to purchase the facility for a nominal amount when the Bonds are fully paid.

KECO INDUSTRIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1997 AND 1996
PAGE 3
--------------------------------------------------------------------------------

      Annual principal payments of long-term debt are as follows:

         YEAR ENDED DECEMBER 31,
                  1998                                   $ 37,500
                  1999                                     37,500
                  2000                                     37,500
                  2001                                     37,500
                  2002                                     28,125
                                                         --------

                                                         $178,125
                                                         ========

      The Company maintains an $8,000,000 revolving line of credit with a financial institution, secured by receivables and inventory of the Company. Interest on outstanding balances accrues at a variable rate not to exceed prime less one-half percent (7.875% at December 31, 1997). The line of credit agreement expires on June 28, 1998. The balance outstanding at December 31, 1997 was $1,000,000. No amount was outstanding at December 31, 1996.

4.    RETIREMENT PLANS

      401(K) PLAN
      The Company has a 401(k) Profit Sharing Plan for qualified employees who have completed one year of service and attained the age of twenty-one. Once eligible, contributions are made by the Company on behalf of the participants equal to 2% of eligible compensation as defined in the Plan. Participants must complete at least 500 hours of service during the Plan year or be employed as of the last day of the Plan year to be eligible for Company contributions for that Plan year.

      Additionally, the Company makes matching contributions to the Plan equal to 100% of participants pretax contributions up to a maximum of 3% of eligible compensation contributed to the Plan by participants. Contributions of $393,018 and $381,320 were made for the years ended December 31, 1997 and 1996, respectively.

5.    INCOME TAXES

      The Company is organized under subchapter S of the Internal Revenue Code. In lieu of corporate income taxes, the shareholders of the S corporation are taxed on their proportionate share of the Company's taxable income. Accordingly, no provision for corporate income taxes has been recorded in these financial statements.

6.    ECONOMIC DEPENDENCY

      The Company is economically dependent on U.S. Government contracts directly and indirectly. Products sold to the U.S. Government represent the majority of sales in 1997 and 1996.

KECO INDUSTRIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1997 AND 1996
PAGE 4
--------------------------------------------------------------------------------

7.    COMMITMENTS AND CONTINGENCIES

      As a government contractor, the Company is continually subject to audit by various agencies of the U.S. Government to determine compliance with various procurement laws and regulations. As a result of such audits and as part of normal business operations, various claims and charges are asserted against the Company. It is not possible at this time to predict the outcome of all such actions. However, management believes they have adequately provided for any such contingencies and none of these matters will have a material adverse effect on the financial position or the results of operations of the Company.

8.    SUBSEQUENT EVENTS

      The Company and Engineered Support Systems, Inc. signed a definitive Stock Purchase Agreement on May 15, 1998 under which Engineered Support Systems, Inc. agreed to purchase all of the outstanding stock of the Company. This transaction was completed on June 24, 1998.

Item 7 (a) (2) - Consolidated Statements of Income
                 (Unaudited) of Keco Industries, Inc. for the six month periods ended June 24, 1998 and June 30, 1997

Keco Industries, Inc.
Consolidated Statements of Income (Unaudited)

                                                          Six Months Ended
                                                          ----------------
                                                June 24, 1998           June 30, 1997
                                                -------------           -------------
Net revenues                                     $19,216,911             $21,377,645

Cost of revenues                                  16,512,404              19,070,990
                                                -------------           -------------

Gross profit                                       2,704,507               2,306,655

Selling, general & administrative expense          1,077,376               1,069,039
                                                -------------           -------------

Income from operations                             1,627,131               1,237,616

Net interest expense (income)                        (33,654)                (55,958)
                                                -------------           -------------

Income before income taxes                         1,660,785               1,293,574

Income tax provision (Note 1)                              0                       0
                                                -------------           -------------

Net income                                        $1,660,785              $1,293,574
                                                =============           =============



Note 1 - Keco Industries, Inc. elected S corporation status under the provisions of the Internal Revenue Code. As such, all income and losses flow through to the shareholders who are liable for all applicable taxes. Accordingly, no provision or credit has been made for federal and state income taxes.

Item 7(a) (3) - Condensed Consolidated Balance Sheet
                (Unaudited) of Keco Industries, Inc. as of June 24, 1998

Keco Industries, Inc.
Condensed Consolidated Balance Sheet (Unaudited)
June 24, 1998

ASSETS
Current Assets:
    Cash and cash equivalents                                            $ 2,588,969
    Accounts receivable                                                    2,715,038
    Contracts in process and inventories                                   7,815,825
    Prepaid expenses and other assets                                         41,826
                                                                         -----------

         Total Current Assets                                             13,161,658

Property, Plant & Equipment, net of
    accumulated depreciation of $4,010,148                                 5,958,523
                                                                         -----------

          Total Assets                                                   $19,120,181
                                                                         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Current maturities of long-term debt                                 $    37,500
    Accounts payable                                                         664,886
    Other current liabilities                                              1,535,240
                                                                         -----------

          Total Current Liabilities                                        2,237,626

Long-term debt                                                               121,875

Shareholders' Equity:
    Common stock                                                           1,650,980
    Retained earnings                                                     15,109,700
                                                                         -----------

           Total Shareholders' Equity                                     16,760,680
                                                                         -----------

    Total Liabilities and Shareholders' Equity                           $19,120,181
                                                                         ===========

Item 7 (a) (4) - Consolidated Statements of Cash Flows
                 (Unaudited) of Keco Industries, Inc.
                 for the six month periods ended June 24, 1998
                 and June 30, 1997

Keco Industries, Inc.
Consolidated Statements of Cash Flows (Unaudited)

                                                                                  Six Months Ended
                                                                                  ----------------
                                                                        June 24, 1998           June 30, 1997
                                                                        -------------           -------------
Cash Flow from Operating Activities:
    Net income                                                           $ 1,660,785             $ 1,293,574
    Adjustments to reconcile net income to net
       cash provided by operations:
             Depreciation                                                    157,617                 196,487
                                                                        -------------           -------------

    Cash provided before changes in operating
        assets and liabilities                                             1,818,402               1,490,061

    Changes in operating assets and liabilities:
      Accounts receivable                                                    161,964              (2,428,936)
      Contracts in process and inventories                                 3,268,227               3,609,074
      Accounts payable                                                    (1,317,216)               (552,222)
      Other assets and liabilities                                           498,585              (1,160,548)
                                                                        -------------           -------------

         Net cash provided by operations                                   4,429,962                 957,429
                                                                        -------------           -------------

Cash Flow from Investing Activities:
    Additions to property, plant and equipment                              (138,518)               (128,648)
                                                                        -------------           -------------

        Net cash used in investing activities                               (138,518)               (128,648)
                                                                        -------------           -------------

Cash Flow from Financing Activities:
    Net payments under line-of-credit agreement                           (1,000,000)
    Payments of long-term debt                                               (18,750)                (18,750)
    Distributions to shareholders                                         (1,408,088)             (1,231,444)
                                                                        -------------           -------------

        Net cash used in financing activities                             (2,426,838)             (1,250,194)
                                                                        -------------           -------------

Net Increase (Decrease) in Cash                                            1,864,606                (421,413)

Cash at Beginning of Period                                                  724,363               1,590,584
                                                                        -------------           -------------

Cash at End of Period                                                    $ 2,588,969             $ 1,169,171
                                                                        =============           =============


Item 7 (b) - Pro Forma Financial Information, including
             Combined Statements of Income for the year ended October 31, 1997 and for the six months ended April 30, 1998, Combined Balance Sheets as of April 30, 1998 and Notes to the Condensed Pro Forma Financial Statements


Subsequent to its year ended October 31, 1997, the Company made two significant acquisitions: Nuclear Cooling, Inc., d/b/a Marlo Coil (Marlo), (Form 8-K filed February 24, 1998 and amended April 24, 1998) and Keco Industries, Inc. (KECO) (Form 8-K filed May 29, 1998 and amended July 2, 1998). The unaudited pro forma financial information includes Marlo as well as Keco as neither of these acquisitions were completed at October 31, 1997. The pro forma combined balance sheet data gives effect to the Keco acquistion as if the acquisition were consummated on the date of such balance sheet.
The pro forma combined statement of income data gives effect to both the Marlo and Keco acquisitions as if they were consummated on November 1, 1996. The unaudited pro forma financial information is based on assumptions that management believes are reasonable and such information is presented for comparative and informational purposes only. The unaudited pro forma financial information does not purport to represent what the Company's results of operations or financial condition would actually have been had such transactions occurred on November 1, 1996 or to project the Company's results of operations for any future period or financial condition at any future date.

Engineered Support Systems, Inc.
Pro Forma Combined Statements of Income (Unaudited)
For the Year Ended October 31, 1997

                                                                                  Pro Forma       Pro Forma
                                         ESSI          Marlo          Keco       Adjustments        Total
                                     -----------    -----------   -----------    -----------    ------------
Net revenues                         $88,570,970    $26,341,555   $41,718,730    $              $156,631,255

Cost of revenues                      73,816,030     18,509,639    35,627,863        174,375     128,127,907
                                     -----------    -----------   -----------    -----------    ------------
Gross profit                          14,754,940      7,831,916     6,090,867       (174,375)     28,503,348
Selling, general and
  administrative expense               7,087,026      4,842,804     2,047,007      1,035,198      15,012,035
                                     -----------    -----------   -----------    -----------    ------------

Income from operations                 7,667,914      2,989,112     4,043,860     (1,209,573)     13,491,313

Net interest expense  (income)           (64,032)        32,146       (45,611)     3,377,116       3,299,619
                                     -----------    -----------   -----------    -----------    ------------

Income before income taxes             7,731,946      2,956,966     4,089,471     (4,586,689)     10,191,694

Income tax provision                   3,093,000              0             0        979,000       4,072,000
                                     -----------    -----------   -----------    -----------    ------------

Net income                           $ 4,638,946    $ 2,956,966   $ 4,089,471    $(5,565,689)   $  6,119,694
                                     ===========    ===========   ===========    ===========    ============

Earnings per share:
    Basic                                   $.98                                                       $1.29
                                     ===========                                                ============
    Diluted                                 $.94                                                       $1.24
                                     ===========                                                ============

Average shares outstanding:
    Basic                              4,753,265                                                   4,753,265
                                     ===========                                                ============
    Diluted                            4,954,787                                                   4,954,787
                                     ===========                                                ============

See notes to condensed pro forma financial statements.


Engineered Support Systems, Inc.
Pro Forma Combined Statements of Income (Unaudited)
For the Six Months Ended April 30, 1998

                                                                                  Pro Forma       Pro Forma
                                         ESSI          Marlo          Keco       Adjustments        Total
                                     -----------     ----------   -----------    -----------     -----------
Net revenues                         $39,249,845     $6,708,243   $19,216,911    $               $65,174,999

Cost of revenues                      30,297,617      4,679,487    16,512,404        101,426      51,590,934
                                     -----------     ----------   -----------    -----------     -----------
Gross profit                           8,952,228      2,028,756     2,704,507       (101,426)     13,584,065
Selling, general and
    administrative expense             4,908,046      1,293,673     1,077,376        348,201       7,627,296
                                     -----------     ----------   -----------    -----------     -----------

Income from operations                 4,044,182        735,083     1,627,131       (449,627)      5,956,769

Net interest expense  (income)           307,942         16,067      ( 33,654)     1,285,226       1,575,581
                                     -----------     ----------   -----------    -----------     -----------

Income before income taxes             3,736,240        719,016     1,660,785     (1,734,853)      4,381,188

Income tax provision                   1,493,000              0             0        259,000       1,752,000
                                     -----------     ----------   -----------    -----------     -----------

Net income                           $ 2,243,240     $  719,016   $ 1,660,785    $(1,993,853)     $2,629,188
                                     ===========     ==========   ===========    ===========     ===========

Earnings per share:
    Basic                                   $.47                                                        $.55
                                     ===========                                                 ===========
    Diluted                                 $.45                                                        $.53
                                     ===========                                                 ===========

Average shares outstanding:
    Basic                              4,755,098                                                   4,755,098
                                     ===========                                                 ===========
    Diluted                            4,968,911                                                   4,968,911
                                     ===========                                                 ===========

See notes to condensed pro forma financial statements.


Engineered Support Systems, Inc.
Pro Forma Combined Balance Sheets (Unaudited)
April 30, 1998

                                                                             Pro Forma          Pro Forma
                                                 ESSI           Keco        Adjustments           Total
                                              -----------    -----------    ------------       -----------
ASSETS
Current Assets:
    Cash                                      $ 6,061,319    $ 2,588,969    $ (3,100,000)      $ 5,550,288
    Accounts receivable                         8,972,433      2,715,038                        11,687,471
    Contracts in process and inventories,
      net of progress payments received        10,783,656      7,815,825                        18,599,481
    Prepaid expenses and other assets           1,852,302         41,826                         1,894,128
                                              -----------    -----------    ------------       -----------
                                               27,669,710     13,161,658      (3,100,000)       37,731,368
                                              -----------    -----------    ------------       -----------

Property, plant and equipment                  33,599,919      9,968,671      (2,119,206)       41,449,384
Less accumulated depreciation                  14,850,007      4,010,148      (4,010,148)       14,850,007
                                              -----------    -----------    ------------       -----------
                                               18,749,912      5,958,523       1,890,942        26,599,377
                                              -----------    -----------    ------------       -----------

Other Assets:
    Intangible assets                          17,461,719                      6,948,378        24,410,097
    Other assets                                  747,884                                          747,884
                                              -----------    -----------    ------------       -----------
                                               18,209,603                      6,948,378        25,157,981
                                              -----------    -----------    ------------       -----------
                        Total                 $64,629,225    $19,120,181    $  5,739,320       $89,488,726
                                              ===========    ===========    ============       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
    Current portion of long-term debt         $ 2,333,336    $    37,500    $  2,333,336       $ 4,704,172
    Accounts payable                            5,988,974        664,886                         6,653,860
    Other accrued expenses                      6,832,475      1,535,240                         8,367,715
                                              -----------    -----------    ------------       -----------
                                               15,154,785      2,237,626       2,333,336        19,725,747

Long-term debt                                 20,166,664        121,875      20,166,664        40,455,203
Deferred income taxes                           2,642,295                                        2,642,295
ESOP guaranteed bank loan                         799,500                                          799,500
Shareholder's Equity:
    Common stock                                   37,981      1,650,980      (1,650,980)           37,981
    Additional paid-in capital                 10,042,982                                       10,042,982
    Retained earnings                          20,226,320     15,109,700     (15,109,700)       20,226,320
                                              -----------    -----------    ------------       -----------
                                               30,307,283     16,760,680     (16,760,680)       30,307,283
    Less treasury stock at cost                 3,641,802                                        3,641,802
    Less ESOP guaranteed bank loan                799,500                                          799,500
                                              -----------    -----------    ------------       -----------
    Total Shareholders' Equity                 25,865,981     16,760,680     (16,760,680)       25,865,981
                                              -----------    -----------    ------------       -----------

                      Total                   $64,629,225    $19,120,181    $  5,739,320       $89,488,726
                                              ===========    ===========    ============       ===========

See notes to condensed pro forma financial statements.


                        ENGINEERED SUPPORT SYSTEMS, INC.
               Notes to Condensed Pro Forma Financial Statements
                                  (Unaudited)

Note A - Basis of Presentation

On February 1, 1998, Engineered Support Systems, Inc. (ESSI), through its wholly-owned subsidiary Engineered Coil Company (ECC), acquired substantially all of the net assets of Nuclear Cooling, Inc., d/b/a Marlo Coil (Marlo), a manufacturer of military, industrial and commercial heat transfer and air movement equipment, which is generally produced to customer specifications. Marlo's principal products are coils and air handling units used in commercial, industrial, U.S. Navy and OEM markets. The purchase price, including acquisition costs, of $25.4 million was financed with $2.9 million of available cash resources and a bank term loan of $22.5 million.

On June 24, 1998, ESSI, through its wholly-owned subsidiary Air Eagle Holdings, Inc. (AEH), acquired the outstanding stock of Keco Industries, Inc.
(Keco), a manufacturer of military ground support equipment. The purchase price, including acquisition costs, of $25.6 million was financed with $3.1 million of available cash resources and a bank term loan of $22.5 million. (The Stock Purchase Agreement also provides for an additional payment by AEH to the former owners of Keco if AEH elects treatment of the transaction pursuant to Section 338(h)(10) of the Internal Revenue Code. AEH intends to make this election if the resulting income tax benefits exceed the additional purchase price. However, while the pro forma financial statements have been prepared assuming this election will be made, no purchase price adjustment has been made because it is currently not determinable.)

The unaudited pro forma financial statements present a combination of the historical financial statements for ESSI, Marlo and Keco as adjusted to reflect purchase transactions in accordance with the purchase method of accounting and to reflect an income tax provision for Marlo and Keco as if these companies were filing on a consolidated basis with ESSI as a C corporation under the provisions of the Internal Revenue Code for the periods presented. Pro forma income statements are presented for the year ended October 31, 1997 and the six months ended April 30, 1998 as if the acquisitions had occurred as of November 1, 1996. A pro forma balance sheet is presented as of April 30, 1998 to illustrate the estimated effects of the acquisitions as if such events had occurred on this date.

The Pro Forma Combined Statements of Income for the year ended October 31, 1997 include ESSI's audited results of operations and Marlo's unaudited results of operations for the year ended October 31, 1997, as well as Keco's audited results of operations for the year ended December 31, 1997. The Pro Forma Combined Statements of Income for the six months ended April 30, 1998 include ESSI's results of operations for this period (including Marlo from February 1, 1998 to April 30, 1998), Marlo's results of operations for the period November 1, 1997 to January 31, 1998 only, and Keco's results of operations for the six months ended June 24, 1998. The Pro Forma Combined Balance Sheets include ESSI's balance sheet as of April 30, 1998 and Keco's balance sheet as of June 24, 1998.

The unaudited pro forma results are not necessarily indicative of the combined results that would have occurred had the acquisitions actually taken place on November 1, 1996, nor are they necessarily indicative of the results that may occur in the future. The pro forma financial statements should be read in conjunction with the related historical financial statements.

Note B - Income Taxes

Prior to being acquired by ESSI, Marlo and Keco had elected S corporation status under the provisions of the Internal Revenue Code. As such, all pre-acquisition income and losses subsequent to this election flowed through to the shareholders of Marlo and Keco, respectively, who were liable for all applicable taxes. Accordingly, no provision is presented for federal and state income taxes in the Marlo and Keco Statements of Income. Pro forma adjustments to the Statements of Income include an income tax provision as if Marlo and Keco had filed as a C corporation on a consolidated basis with ESSI for the periods presented.

Note C - Pro Forma Adjustments

The condensed balance sheet has been adjusted to reflect the purchase and financing of the Keco acquisition and the allocation of the purchase price. The pro forma adjustments to the balance sheet have been computed assuming the transaction was consummated as of the balance sheet date. The adjusting entries related to the acquisition and the financing are set forth below:

            Cash payment                  $ 3,100,000
            Bank term loan                 22,500,000
                                          -----------

                             Total        $25,600,000
                                          ===========

The purchase price for Keco was allocated as follows:

            Net book value of Keco assets                                     $16,760,680
            Adjustment of acquired assets to fair market value                  1,890,942
            Cost in excess of net assets acquired                               6,948,378
                                                                              -----------

                                                Total                         $25,600,000
                                                                              ===========

The historical carrying value of Keco's current assets and liabilities reflects their fair market value on the date of acquisition. Property, plant and equipment have been increased in value by $1,890,942 to their fair market value.

The tax basis of the acquired assets and liabilities equal the financial statement values as a result of the Company's tax election to treat the stock purchase as an asset purchase.

The historical April 30, 1998 balance sheet for ESSI includes the effects of the Marlo acquisition, which generated $17.0 million of goodwill and was financed with $2.9 million of available cash resources and a bank term loan of $22.5 million.

Pro forma adjustments to the condensed pro forma income statements for the year ended October 31, 1997 and for the six months ended April 30, 1998 relate to both the Marlo and Keco acquisitions. The increase in cost of revenues reflects additional depreciation expense related to the write-up of property, plant and equipment to fair market value. Selling, general and administrative expenses have been adjusted by $963,133 for the year ended October 31, 1997 and $310,568 for the six months ended April 30, 1998 for the amortization of goodwill (over a 25-year period) related to the acquisitions of Marlo and Keco, and by $72,065 for the year ended October 31, 1997 and $37,633 for the six months ended April 30, 1998 for additional depreciation as described above. Interest expense has been adjusted for the year ended October 31, 1997 as follows:


Interest expense on acquisition debt of $45 million                      $3,074,999
Interest income not earned on cash portion of purchase price and interest expense not incurred on indebtedness repaid in connection
 with the acquisition of Marlo                                              302,117
                                                                         ----------
                                                      Total              $3,377,116
                                                                         ==========

Interest expense has been adjusted for the six months ended April 30, 1998 as follows:


Interest expense on acquisition debt of $45 million                      $1,179,274
Interest income not earned on cash portion of purchase price and interest expense not incurred on indebtedness repaid in connection
 with the acquisition of Marlo                                              105,952
                                                                         ----------
                                                      Total              $1,285,226
                                                                         ==========

The income tax provision has been adjusted to reflect the estimated income tax effects of pro forma adjustments and the effect of reflecting income tax for Marlo and Keco as described in Note B. These adjustments to the pro forma income statements were computed assuming both of the transactions were consummated at the beginning of the periods presented.

Note D - Stock Split

On June 26, 1998, the Company effected a 3-for-2 stock split previously authorized by the Board of Directors. Earnings per share and average shares outstanding have been restated to reflect this stock split.

Item 7 (c) (1) -  Stock Purchase Agreement, dated as of May 15, 1998, by and among Air Eagle Holdings, Inc., a wholly-owned subsidiary of Engineered Support Systems, Inc., and George W. Andrews, Trustee of the George W. Andrews Revocable Trust dated
                  May 9, 1994, et al

=====================================================================

                      STOCK PURCHASE AGREEMENT

                               AMONG

                      AIR EAGLE HOLDINGS, INC.

                                AND

   GEORGE W. ANDREWS, TRUSTEE OF THE GEORGE W. ANDREWS REVOCABLE
                      TRUST DATED MAY 9, 1994,

                      GEORGE W. ANDREWS, JR.,

                         THOMAS W. ANDREWS,

                        JEFFREY W. ANDREWS,

                           SHARI ANDREWS,

                          JUDITH ANDREWS,

                         CLAUDINE ANDREWS,

                          TAYLOR ANDREWS,

                          CARLING ANDREWS,

   GEORGE W. ANDREWS, JR. AND JUDITH M. ANDREWS, TRUSTEES OF THE
         EMILY ANDREWS EDUCATIONAL TRUST DATED MAY 7, 1993,

   GEORGE W. ANDREWS, JR. AND JUDITH M. ANDREWS, TRUSTEES OF THE
       SARAH ANDREWS EDUCATIONAL TRUST DATED MARCH 21, 1994,

                          MADISON ANDREWS,

    JEFFREY W. ANDREWS AND CLAUDINE A. ANDREWS, TRUSTEES OF THE
        CAMREN ANDREWS EDUCATIONAL TRUST DATED MAY 21, 1996,

   GEORGE W. ANDREWS, JR. AND JUDITH M. ANDREWS, TRUSTEES OF THE
    MATTHEW ANDREWS EDUCATIONAL TRUST DATED SEPTEMBER 23, 1996.

                        DATED: MAY 15, 1998
=====================================================================

                        STOCK PURCHASE AGREEMENT


SECTION                                                                              PAGE NO.
-------                                                                              --------

1.        PURCHASE AND SALE OF SHARES.                                                  2
          ---------------------------
2.        CLOSING                                                                       3
          -------
3.        REPRESENTATIONS AND WARRANTIES OF GEORGE W. ANDREWS,
          ----------------------------------------------------
          THOMAS W. ANDREWS, AND JEFFREY W. ANDREWS.                                    3
          -----------------------------------------
3.1       Organization and Qualification.                                               3
3.2       Capitalization.                                                               3
3.3       Financial Statements.                                                         4
3.4       Tax Matters.                                                                  6
3.5       Litigation, Compliance and Environmental Matters.                             9
3.6       Properties and Assets.                                                        13
3.7       Insurance                                                                     15
3.8       Contracts and Other Instruments.                                              15
3.9       Labor and Employment Agreements.                                              16
3.10      Employee Benefit Plans.                                                       17
3.11      Officers and Directors; Compensation of and Indebtedness to
          and from Officers, Directors and Shareholders                                 18
3.12      Agreement Not in Breach of Certain Instruments.                               18
3.13      Regulatory Approvals.                                                         18
3.14      Accounts and Notes Receivable.                                                19
3.15      Inventories.                                                                  19
3.16      Government Contracts.                                                         19
3.17      Certain Definitions.                                                          21
3.18      No Material Undisclosed Liabilities.                                          22
3.19      Brokerage                                                                     22
3.20      Ownership of Shares; Authorization of Agreement.                              22




3.21      The Minute Book.                                                              22
3.22      Bank Accounts.                                                                22
3.23      Knowledge.                                                                    23
3.24      Schedules.                                                                    23

4.        REPRESENTATIONS AND WARRANTIES OF BUYER.                                      23
          ---------------------------------------

4.1       Organization.                                                                 23
4.2       Authority.                                                                    23
4.3       Brokerage.                                                                    23
4.4       Regulatory Approvals                                                          23
4.5       Agreement Not in Breach of Certain Instruments                                23
4.6       Small Business Administration Size Regulations.                               24
4.7       The Worker Adjustment and Retraining Notification Act.                        24

5.        COVENANTS AND AGREEMENT OF SELLERS.                                           24
          ----------------------------------

5.1       Articles of Incorporation and Bylaws.                                         24
5.2       Corporate Existence and Rights; Conduct in Ordinary Course.                   24
5.3       Transactions Affecting the Shares.                                            24
5.4       Access and Information Before the Closing.                                    24
5.5       Current Information                                                           25
5.6       Consents.                                                                     25
5.7       Insurance.                                                                    25
5.8       Termination of Indemnification Agreements.                                    25
5.9       Covenants Pertaining to Tax Matters.                                          25
5.10      Insider Restriction.                                                          28
5.11      Hart-Scott-Rodino Antitrust Improvements Act of 1976.                         28




6.        COVENANTS AND AGREEMENTS OF BUYER.                                            28
          ---------------------------------
6.1       Confidentiality.                                                              28
6.2       Current Information                                                           29
6.3       Hart-Scott-Rodino Anititrust Improvements Act of 1976.                        29

7.        CONDITIONS TO OBLIGATIONS OF SELLERS.                                         29
          ------------------------------------

7.1       Correctness of Representations and Warranties.                                29
7.2       Performance of Covenants and Agreements.                                      29
7.3       Opinion on Counsel of Buyer.                                                  30
7.4       No Legal Bar.                                                                 30
7.5       Employment Agreements.                                                        30
7.6       Shareholders' Agreement.                                                      30
7.7       Hart-Scott-Rodino Antitrust Improvements Act of 1976.                         30

8.        CONDITIONS TO OBLIGATIONS OF THE BUYER.                                       30
          --------------------------------------

8.1       Correctness of Representations and Warranties.                                31
8.2       Performance of Covenants and Agreements.                                      31
8.3       Opinion of Counsel for Sellers.                                               31
8.4       Resignation of Directors.                                                     31
8.5       Good Standing Certificates.                                                   31
8.6       No Legal Bar.                                                                 31
8.7       Third-Party Consents and Approvals.                                           32
8.8       Form 8023.                                                                    32
8.9       Non-Foreign Status.                                                           32
8.10      Hart-Scott-Rodino Antitrust Improvements Act of 1976.                         32

9.        DISTRIBUTIONS TO SELLERS.                                                     32
          ------------------------




10.       INDEMNIFICATION.                                                              32
          ---------------

10.1      Indemnification Obligation.                                                   32
10.2      Limitations.                                                                  33
10.3      Defense by the Sellers.                                                       33
10.4      Notice.                                                                       34

11.       TERMINATION OF AGREEMENT.                                                     34
          ------------------------

12.       MISCELLANEOUS PROVISIONS.                                                     35
          ------------------------

12.1      Construction.                                                                 35
12.2      Notices.                                                                      35
12.3      Assignment.                                                                   35
12.4      Amendments and Waivers.                                                       36
12.5      Survival.                                                                     36
12.6      Remedies.                                                                     36
12.7      Binding Nature of Agreement.                                                  36
12.8      Expenses.                                                                     36
12.9      Entire Agreement.                                                             36
12.10     Severability.                                                                 36
12.11     Counterparts.                                                                 37
12.12     Section Headings.                                                             37


                         STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "Agreement"), is made as of May 15, 1998 (the "Effective Date") by and among AIR EAGLE HOLDINGS, INC., a Missouri Corporation, (the "Buyer"), on the one hand, and GEORGE W. ANDREWS, Trustee of the GEORGE W. ANDREWS REVOCABLE TRUST dated May 9, 1994, GEORGE W. ANDREWS, JR., THOMAS W. ANDREWS, JEFFREY W. ANDREWS, SHARI ANDREWS, JUDITH ANDREWS, CLAUDINE ANDREWS, TAYLOR ANDREWS, CARLING ANDREWS, GEORGE W. ANDREWS, JR. and JUDITH M. ANDREWS, Trustees of the EMILY ANDREWS EDUCATIONAL TRUST dated May 7, 1993, GEORGE W. ANDREWS, JR. and JUDITH M. ANDREWS, Trustees of the SARAH ANDREWS EDUCATIONAL TRUST dated March 21, 1994, MADISON ANDREWS, JEFFREY W. ANDREWS and CLAUDINE A. ANDREWS, Trustees of the CAMREN ANDREWS EDUCATIONAL TRUST dated May 21, 1996, and GEORGE W. ANDREWS, JR. and JUDITH M. ANDREWS, Trustees of the MATTHEW ANDREWS EDUCATIONAL TRUST dated September 23, 1996, (each, a "Seller" and, collectively, the "Sellers"), on the other hand.

                                 RECITALS

      A. The Sellers own all of the outstanding shares of capital stock (the "Shares") of KECO Industries, Inc., an Ohio corporation (the "Company"). The Shares consist of 86,576.50 shares of Common Stock, One Hundred Dollars ($100.00) par value per share, of which each Seller owns the number of Shares set forth opposite such Seller's name below:


Seller                                             Number of Shares
------                                             ----------------

George W. Andrews, Trustee of the                     52,563.50
George W. Andrews Revocable Trust
dated May 9, 1994


George W. Andrews, Jr.                                    7,553

Thomas W. Andrews                                         7,553

Jeffrey W. Andrews                                        7,553

Shari Andrews                                             1,600




Judith Andrews                                            1,600

Claudine Andrews                                            762

Taylor Andrews                                            1,600

Carling Andrews                                           1,600

George W. Andrews, Jr. And Judith M.                      1,600
Andrews, Trustees Of The Emily Andrews
Educational Trust Dated May 7, 1993

George W. Andrews, Jr. And Judith M.                      1,008
Andrews, Trustees Of The Sarah Andrews
Educational Trust Dated March 21, 1994

Madison Andrews                                             528

Jeffrey W. Andrews And Claudine A.                          528
Andrews, Trustees Of The Camren
Andrews Educational Trust Dated
May 21, 1996

George W. Andrews, Jr. And Judith M.                        528
Andrews, Trustees Of The Matthew
Andrews Educational Trust Dated
September 23, 1996
                                                      ---------

TOTAL                                                 86,576.50
                                                      =========

      B. The Buyer desires to purchase and the Sellers desire to sell the Shares on the terms and conditions set forth in this Agreement.

                                AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements contained herein, the parties hereto agree as follows:

      1.    Purchase and Sale of Shares.
            ---------------------------

            (a) At the Closing (as defined in Section 2 hereof), the Buyer shall purchase from the Sellers, and the Sellers shall sell to the Buyer, the Shares for an amount equal to Twenty-Five Million Dollars ($25,000,000) (the "Purchase Price").

            The allocation of the Purchase Price among the Sellers shall be made on a pro rata basis, based on the ratio of the Shares owned by each Seller to the total number of Shares. The Purchase Price shall be paid at Closing by the Buyer to the Sellers in cash, certified or bank check or wire transfer.

            (b) At the Closing, the Sellers shall assign and transfer to the Buyer good and valid title in and to the Shares, free and clear of all Restrictions (as defined in Section 3.2(d) hereof), by delivering to the Buyer certificates representing the Shares duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank. At the Closing, there shall also be delivered to the Sellers and the Buyer the opinions, certificates and other agreements, documents and instruments required under
Section 7 and Section 8 hereof.

      2.    Closing.
            -------

      The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cors & Bassett, 1200 Carew Tower, 441 Vine Street, Cincinnati, Ohio, 45202 at such time and date as the parties may agree, provided that in no event shall the Closing be later than August 1, 1998 (the "Closing Date").

      3.    Representations and Warranties of George W. Andrews.  George W.
            ---------------------------------------------------
Andrews represents to and warrants to Buyer as follows:

      3.1   Organization and Qualification.  The Company does not own,
            ------------------------------
directly or indirectly, any equity interests in any corporation, partnership, joint venture, limited liability company or other entity. The Company is duly incorporated and organized and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with the corporate power to own or lease and operate its properties and assets and to carry on its business in the manner in which such business is now being conducted, and is qualified as a foreign corporation in those jurisdictions listed in Schedule 3.1 attached hereto. True and complete copies of the Articles of Incorporation and the Code of Regulations of the Company in effect on the date hereof have been delivered to Buyer.

      3.2   Capitalization.
            --------------

            (a) The authorized capital stock of the Company consists solely of 500,000 shares of Common Stock and 1,500 Shares of Preferred Stock, of which only the Shares have been issued. As of the date hereof and on the Closing Date, each Seller owns the number of Shares set forth in Recital A opposite such Seller's name.

            (b) All of the Shares are and will be on the Closing Date validly issued and outstanding, fully paid and nonassessable and no such outstanding shares were issued in violation of any preemptive rights.

            (c) There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments ("Stock Rights") obligating the Company to issue or to transfer from the treasury any additional shares of capital stock, and no unissued shares of stock are subject to any preemptive rights. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of or other ownership interest in the Company.

            (d) Except as set forth on Schedule 3.2(d), the Sellers own the Shares directly, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, security agreements, options, charges and restrictions whatsoever
(collectively, "Restrictions") and have the unrestricted power, right, capacity and authority to dispose of and vote the Shares. The delivery of the certificates at the Closing representing the Shares in the manner provided in Section 1.1 hereof will transfer to Buyer good and valid title to the Shares, free and clear of all Restrictions.

      3.3   Financial Statements.
            --------------------

            (a) The Sellers have furnished to Buyer and Buyer acknowledges receipt of: (i) the Company's audited financial statements at and for each of the years ended December 31, 1994, 1995, 1996, and 1997 consisting of a balance sheet at such date and the related statement of operations, statement of cash flows and statement of retained earnings for the year ended on such date (the "Annual Financial Statements"), accompanied by the audit report of the Company's Accountants; (ii) the unaudited balance sheet and statement of operations at and for the three month period ended March 31, 1998 (the "Interim Financial Statements"). The Annual Financial Statements and the Interim Financial Statements are hereinafter referred to collectively as the "Financial Statements."

            (b) The Financial Statements: (i) have been prepared in accordance with the books and records of the Company; (ii) have been prepared in accordance with accounting principles consistently applied with past practices throughout the periods covered; and (iii) reflects the financial position and results of operations of the Company at and for the fiscal periods indicated therein in all material respects.

            (c)    Since December 31, 1997, there has not been:

                   (i) any declaration or payment of a dividend or any distribution of assets of any kind whatsoever by the Company, including any distribution in redemption of, or as the purchase price for, any capital stock, or in discharge or cancellation, in whole or in part, of any indebtedness, whether in payment of principal, interest or otherwise, owing to any Seller, except for regular quarterly distributions to the Sellers of not more than twenty-five percent (25%) of the net income before taxes of the Company as shown on its Financial Statements, plus amounts necessary for the Sellers to pay federal and state taxes on such net income before taxes of the Company with such tax being calculated at the highest individual marginal rate, for federal and state purposes, and with the state calculation being for the State of New York;

                   (ii) except as set forth on Schedule 3.3(c)(ii), any declaration, payment, commitment or obligation of any kind for the payment or provision of any compensation, salary, bonus or benefit to any Seller, other than the payment of annual salaries in amounts of not more than those prevailing at December 31, 1997 which are set forth in
      Schedule 3.3(c).

                   (iii) except as set forth on Schedule 3.3(c)(iii), any increase in the salary or other compensation payable or to become payable to any officer, director or employee, or the declaration, payment, commitment or obligation of any kind for the payment of a bonus or other additional salary, compensation or benefit, other than normal cost-of-living and normal merit increases of not more than five percent (5%) per annum in the ordinary course of business consistent with past practice to employees earning less than $50,000 per annum;

                   (iv) except as set forth in this Agreement or in any of the Schedules, any transaction by the Company not in the ordinary and usual course of business that would have any Material Adverse Effect (as defined below in this Section);

                   (v) any material damage, or destruction affecting the Company or its property, if not covered by insurance;

                   (vi) any change in the method of accounting used by the Company;

                   (vii) the incurrence or issuance by the Company of any material indebtedness for borrowed money or any commitment to borrow money or any guaranty, direct or indirect, of indebtedness of others, or any prepayment of long-term debt, except for draws on the Company's line of credit;

                   (viii) except as set forth on Schedule 3.3(c)(viii), a termination, or a threatened termination, of the relationship of the Company with a customer or supplier who purchased from or sold to the Company goods or services having an aggregate price of Fifty Thousand Dollars ($50,000.00) or more in either 1996 or 1997 other than in the ordinary course of business;

                   (ix) any acquisitions or leases of or commitments to acquire or lease any realty, or any item of personal property in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate, other than inventory in the ordinary course of business;

                   (x) any change in the Articles of Incorporation or in the Code of Regulations or other governing documents of the Company, or in the authorized, issued or outstanding capital stock of the Company; or

                   (xi) except as set forth on Schedule 3.3(c)(ix), any material change in the operations or business of the Company, other than changes in the ordinary and usual course of business consistent with prior practice, none of which, in the aggregate, has had or is expected to have a Material Adverse Effect.

      As used in this Agreement, "Material Adverse Effect" means any change in or effect on the business of the Company that is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Company.


      3.4   Tax Matters.
            -----------

            (a)    For purposes of this Agreement:

                   (i) the term "Taxes" means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, value added, intangible, unitary, capital gain, transfer, franchise, profits, license, lease, service, service use, withholding, backup withholding, payroll, employment, estimated, alternative minimum, excise, severance, stamp, occupation, premium, property, windfall or excess profits, customs duties or other taxes, of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary or other similar group for any period, or otherwise through operation of law and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and the term "Tax" means any one of the foregoing Taxes; and

                   (ii) the term "Returns" means all returns, declarations, reports, statements and other documents filed or required to be filed in respect of Taxes; and the term "Return" means any one of the foregoing Returns.

            (b) Schedule 3.4(b) attached hereto sets forth those years for which examinations by the IRS and any state, local or foreign taxing authority are presently being conducted, those years for which notice of pending or threatened examination or adjustment has been received, those years for which examinations by such agencies have not been initiated, and those years for which required Returns for such Taxes have not yet been filed. Except to the extent indicated in Schedule 3.4(b), all material deficiencies asserted or assessments made as a result of any examinations by the IRS or state, local or foreign Tax authority have been fully paid, or are fully reflected as a current liability in the Interim Financial Statements or are fully described in Schedule 3.4(b), are being contested in good faith and an adequate reserve therefor has been established and is fully reflected in the Interim Financial Statements to the extent required by generally accepted accounting principles. Except as described in Schedule 3.4(b), there are no Returns that are presently under examination with respect to Taxes, there are no proposed (whether oral or written) or final adjustments, assessments or deficiencies with respect to Taxes currently pending, and there are no outstanding notices of proposed or actual audit, examination or investigation with respect to Taxes.

            (c)    Except as described in Schedule 3.4(c):

                   (i) The Company has properly filed on a timely basis all material Returns required to have been filed and has paid all Taxes shown thereon as due on a timely basis. All such Returns were, when filed, and continue to be, true, complete and correct in all material respects. No liability for Taxes has been incurred, and no taxable income has been realized, by the Company since January 1, 1998 other than in the ordinary course of business. No shareholder, director, officer or employee of the Company having responsibility for Tax matters is in discussions with Tax authorities;

                   (ii) With respect to all amounts in respect of Taxes and with respect to all taxable periods or portions of periods ending on or before the Closing to George W. Andrews' knowledge, all applicable Tax laws and agreements have been fully complied with in all material respects, and all material amounts required to be paid by the Company to Tax authorities or others have been paid;

                   (iii) None of the Returns contains, or was required to contain (in order to avoid the imposition of a penalty), a disclosure statement under Section 6662 (or any predecessor provision) of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar provision of state, local or foreign law, with respect to the income, gain, loss, deduction or credit of the Company;

                   (iv) All material amounts that were required to be collected or withheld by or in respect of the Company in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly collected or withheld, and all amounts that were required to be remitted to any Tax authority by or in respect of the Company have been duly remitted;

                   (v) The Company has not requested an extension of time to file any material Return not yet filed, nor granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No power of attorney with respect to Taxes is in force with respect to open years;

                   (vi) Neither the Sellers nor the Company has taken any action not in accordance with past practice that would have the effect of deferring any material Tax liability of the Company from any taxable period or portion thereof ending on or before or including the Closing Date to any subsequent taxable period;

                   (vii) The Company has not agreed with any Tax authority or filed an election with any Tax authority to pay or be liable for Taxes of another Person;

                   (viii)  There are no actual or deemed elections under
      Section 338 of the Code, protective carryover basis elections, offset prohibition elections or similar elections applicable to the Company;

                   (ix) The Company is not required to include in its separate income any material adjustment pursuant to Sections 481 or 263A of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method or otherwise, following the Closing, and the IRS (or other Tax authority) has not proposed any such change in accounting method or other adjustment;

                   (x) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company;

                   (xi) The Company is not party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, whether by reason of the Closing or otherwise;

                   (xii) The Company has not and has not ever had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country; the Company has not ever engaged in a trade or business within any foreign country, except for sales in the ordinary course of business;

                   (xiii) The Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes;

                   (xiv) The Company has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by the Company;

                   (xv)    The Company has not participated in an
      international boycott within the meaning of Section 999 of the Code;

                   (xvi) The Company is not a party to or bound by any Tax sharing agreement, and has no current or contingent contractual obligation to indemnify any other person with respect to Taxes, other than obligations to indemnify a lessor for property Taxes, sales/use Taxes or gross receipts Taxes (but not income or franchise Taxes) imposed on lease payments arising from terms that are customary for leases of similar property;

                   (xvii) The Company is not a party to or bound by any closing agreement, offer in compromise or similar agreement with any Tax authority;

                   (xviii) None of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former
      Section 168(f)(8) of the Internal Revenue Code of 1954, as amended; none of the assets of the Company directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code; none of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

                   (xix) Schedule 3.4(c) sets forth all material elections with respect to Taxes incurred by the Company made since January 1, 1993; no material election with respect to Taxes of the Company has been made from and after the date of this Agreement;

                   (xx) The depreciation schedule attached as Schedule 3.4(c) sets forth the tax basis in Company's fixed assets;

                   (xxi) The Company currently uses the accrual method of accounting for United States federal and state income tax purposes and has not changed to or from such method of accounting during the preceding five years;

                   (xxii) The Company has provided to representatives of the Buyer and Buyer hereby acknowledges receipt of copies of all federal and state income and franchise Returns, and other written correspondence (other than requests for extension of time to file Returns and tax payment vouchers), filed or submitted by the Company with or to the relevant taxing authorities with respect to all periods for which the applicable statutes of limitations remain open, and has produced for Buyer's inspection all sales tax, use tax, property tax, and other tax and information returns filed by the Company;

                   (xxiii) The Company has had in effect at all times since fiscal year 1987, during its existence a valid election under Section 1362 of the Code (and any predecessor provision and any comparable provision of applicable state, local or foreign income tax law) and such election has not been terminated or revoked for any reason. At no time has the Company had "net unrealized built-in gain" within the meaning of Section 1374 of the Code; and

                   (xxiv)  The Company has not incurred a tax imposed under
      Section 1374 or 1375 of the Code (and any predecessor provision).

      3.5   Litigation, Compliance and Environmental Matters.
            ------------------------------------------------

            (a)    Litigation Pending or Threatened.   Except as set forth on
                   --------------------------------
Schedule 3.5(a) attached hereto, there is no action, suit, arbitration, proceeding, or grievance or investigation, pending or, to the knowledge of George W. Andrews and the Company, threatened, before any court, tribunal, panel, master or governmental agency, authority or body to which the Company is a party or to which its respective businesses or properties are subject, nor is any Seller, or any officer or employee of the Company enjoined from any action or subject to any continuing restriction which materially adversely affects the respective businesses or properties of the Company, including without limitation, litigation with customers or with contractors or suppliers who have performed work on or supplied equipment or materials relating to the business or properties of the Company and there are no facts or circumstances known to George W. Andrews or the Company that could reasonably be expected to give rise to any action, suit, arbitration, proceeding, or grievance or investigation that would be required to be disclosed pursuant to Section 3.5(a).

            (b)    Violation of Law.  To  the knowledge of George W. Andrews
                   ----------------
and the Company, the Company is not in violation of any provision of any law, decree, order or regulation (including, without limitation, those relating to antitrust or prohibiting other anti-competitive business practices, those relating to employment practices (such as discrimination, health and safety), applicable to the Company or any of its businesses or properties, which would have a Material Adverse Effect on the business of the Company. To the knowledge of George W. Andrews and the Company, none of the businesses, properties or operations of the Company has constituted or constitutes a nuisance or otherwise has constituted or constitutes a tortious condition with respect to any third party. To the knowledge of George W. Andrews and the Company, the Company has all material federal, state, local and foreign licenses, permits and other governmental authorizations required in the conduct of its business and the operation of its properties, and, except as set forth on Schedule 3.5(b) or as otherwise provided by this Agreement, no notice to, filing with, or approval or consent of, any governmental agency or body issuing any of the permits, licenses or other governmental authorizations, or otherwise having jurisdiction over the Company, its businesses, properties and operations, is required in order to permit the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby (including the sale, transfer and delivery of the Shares) or the continuation of the Company's business and operations after the Closing. To the knowledge of George W. Andrews and the Company, no present zoning or use restriction will materially adversely affect the business of the Company as now conducted or as presently proposed to be conducted hereafter, and the present conduct of such business is not dependent upon any so-called "non-conforming use" exception or any other exception which could terminate or otherwise be impaired by the transactions contemplated hereby or otherwise. The Company is not a party to any consent decree issued by any governmental agency, authority or body.

            (c)    Environmental Matters.  Except as set forth in Schedule
                   ---------------------
3.5(c) attached hereto or in the results of any Phase I, Phase II, or any other Environmental Assessments prepared for or on behalf of Buyer, copies of which are attached to Schedule 3.5(c), to the knowledge of George W. Andrews and the Company:

                   (i)     Hazardous Materials.  Neither the Company nor any
                           -------------------
      prior owner, tenant, occupant or user of the Real Property (as hereafter defined), has engaged in or permitted any significant operations or activities upon, or any use or occupancy of the Real Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (as hereafter defined) (whether legal or illegal, accidental or intentional) on, under, in or about the Real Property, or transported any Hazardous Materials to, from or across the Real Property, nor are any Hazardous Materials presently constructed, deposited, stored, or otherwise located on, under, in or about the Real Property, nor have any Hazardous Materials migrated or threatened to migrate from other properties upon, about or beneath the Real Property.

                   (ii)    Environmental Requirements.  The Real Property and
                           --------------------------
      the existing and prior uses and activities thereon and all activities and conduct of business related thereto, materially comply and have at all times materially complied with all Environmental Requirements (as hereafter defined), and no activity on or condition of the Real Property has constituted or constitutes a nuisance or has constituted or constitutes a tortious condition with respect to any third party.

                   (iii)   Notice of Violations.  Neither the Company nor any
                           --------------------
      prior owner, tenant, occupant or user of the Real Property has received notice or other communication concerning any alleged violation of Environmental Requirements, or notice or other communication concerning alleged liability for Environmental Damages (as hereafter defined) in connection with the Real Property, and there is no (i) writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or threatened, relating to the ownership, use, maintenance or operation of the Real Property by any person or concern, (ii) alleged violation of Environmental Requirements, or (iii) suspected presence of Hazardous Material thereon. The Company has not been ordered or requested by any regulatory authority to take any steps to remedy any condition on the Real Property constituting a violation of Environmental Requirements.

                   (iv) No underground improvement, including without limitation any treatment or storage tank or water, gas or oil well that requires any remedial action, is or ever has been located on any Real Property.

                   (v) For the purposes of this Agreement, this Section 3.5(c)(v) sets forth the following definitions, and shall not be deemed to be a representation or warranty:

                           "Hazardous Materials" means any substance:  (A)
            the presence of which requires investigation or remediation under any applicable domestic or foreign federal, state or local statute, regulation, ordinance, order, action or policy or common law; (B) that is defined as a "hazardous waste" or "hazardous substance" under any applicable domestic or foreign federal, state or local statute, regulation or ordinance, including without limitation any statute referred to in Section 3.5.(c)(iii) hereof; (C) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable domestic or foreign governmental authority, agency, department, commission, board, agency or instrumentality; (D) the presence of which on the Real Property causes or threatens to cause a nuisance upon the Real Property or to adjacent properties or poses or threatens to pose a material hazard to the health or safety of persons on or about the Real Property; (E) the presence of which on adjacent properties would constitute a trespass by the Company; (F) that contains gasoline, diesel fuel or other petroleum hydrocarbons in any unconfined manner; or (G) that contains PCBs, asbestos, or area formaldehyde foam insulation.

                           "Environmental Damages" shall mean all claims,
            judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, any of which are incurred at any time as a result of the existence prior to the Closing Date of Hazardous Material upon or beneath the Real Property or migrating or threatening to migrate to or from the Real Property, or the existence of a violation of Environmental Requirements pertaining to the Real Property, and including without limitation: (A) damages for personal injury, or injury to property or natural resources occurring on or off the Real Property, including, without limitation, consequential damages, the cost of demolition and rebuilding of any improvements on Real Property; (B) fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Material or violation of Environmental Requirements including, but not limited to, the performance of any cleanup, remedial, removal, response, abatement, containment, closure, restoration, reclamation or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Real Property or any other Property or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this Agreement or collecting any sums due hereunder; (C) liability to any governmental agency to indemnify such agency for costs expended in connection with the items referenced in subparagraph (B) herein; and (D) material diminution in the value of the interest of the Company in the Real Property, and damages for the material loss of business and restriction on the use of or material adverse impact on the marketing of rentable or usable space or of any amenity of the Real Property.

                           "Environmental Requirements" shall mean all
            applicable present statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, the states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (A) all material requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Material, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; (B) all material requirements pertaining to the protection of the health and safety of employees or the public; (C) all requirements pertaining to the reclamation or restoration of land; and (D) all requirements pertaining to underground storage tanks; and

                   (vi) Except as set forth in Schedule 3.5.(c), neither the Company nor any entity previously owned or controlled, directly or indirectly, by the Company has leased, operated, used or owned any facilities as to which, if deemed Real Property, disclosure would be required pursuant to this Section 3.5.(c).

            (d)    Certain Unlawful Practices.  To the knowledge of George W.
                   --------------------------
Andrews and the Company, neither the Company nor any Seller or any officer or employee of the Company or any person acting on their behalf has, directly or indirectly, given or agreed to give any material gift or similar benefit to any customer, supplier, competitor or governmental employee or official or has engaged in any other practice (including but not limited to violation of any anti-trust law) or received or retained any such gift or similar benefit, which in any case would subject the Company to any material damage or penalty in any civil, criminal or governmental litigation or proceeding or which would be grounds for termination or modification of any material contract, license or other instrument to which the Company is a party.

      3.6   Properties and Assets.
            ---------------------

            3.6.1  Real Property.
                   -------------

            (a) The Company owns or otherwise has the right to use all of the properties and assets, real and personal, tangible and intangible, now used in the operation of its businesses. The Company has no ownership interest in any real property other than that designated as owned in Schedule 3.6.1(a) (the "Owned Real Property"). The Company owns no leasehold interest or other interest of any kind in any real property other than that designated as leased in Schedule 3.6.1(a) (the "Leased Real Property"). The Owned Real Property and the Leased Real Property are hereinafter referred to collectively as the "Real Property."

            (b) The Company has good and marketable title to the Owned Real Property free and clear of all mortgages, liens, encumbrances, leases, equities, security interests, claims, charges, easements, rights-of-way, covenants, conditions and restrictions, except for easements and restrictions of record which do not materially interfere with the use of the Real Property (collectively, "Liens"), except for the Liens set forth on Schedule 3.6.1(b) and liens, if any, for property taxes not yet due.

            (c) The Company has a valid leasehold interest in the Leased Real Property free and clear of Liens, except for Liens set forth in Schedule 3.6.1(c) and liens, if any, for property taxes not yet due.

            (d) All of the buildings, fixtures and other real property improvements included in the Real Property or otherwise used in the Company's business are generally in good operating condition and repair, ordinary wear and tear excepted, and, to the knowledge of George W. Andrews and the Company, the operation thereof as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation.

            (e) There is no proceeding pending or, to the knowledge of George W. Andrews and the Company, threatened to which the Company is or may become a party in which any taxing authority having jurisdiction over any of the Real Property is seeking to increase the assessed value thereof.

            (f) To the knowledge of George W. Andrews and the Company, the Company holds valid and effective certificates of occupancy, underwriters' certificates relating to electrical work, zoning, building, housing, safety, fire and health approvals and all other permits and licenses required by applicable law relating to the operation of the Real Property, which are material to the operation of the business of the Company.

            (g) The Company has not experienced during the three years preceding the date hereof any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required by the Company in the operation of its business during such period.

            (h) There is no condemnation or eminent domain proceeding pending which relates to the Real Property, and, to the knowledge of George
W. Andrews and the Company, there is no such proceeding threatened by any relevant governmental authority nor any such proceeding to which the Company is not a party but as to which its properties are subject which materially and adversely affects any of such properties.

            3.6.2  Tangible Personal Property.  Except as otherwise indicated
                   --------------------------
on Schedule 3.6.2, the Company owns all of the tangible personal property used in its businesses free and clear of all Liens. Except as otherwise indicated on Schedule 3.6.2, all items of tangible personal property of the Company are located on the Real Property and are in generally good operating condition and repair, ordinary wear and tear excepted, the Company's maintenance practices are substantially similar to those practices existing during the two-year period ended December 31, 1996, and the operation thereof is not in material violation of any applicable building code, zoning ordinance or other law or regulation.

            3.6.3  Intangible Personal Property.
                   ----------------------------

            (a) Schedule 3.6.3(a) sets forth a description of the following: (i) each United States and foreign patent, patent license, patent application, trade name, trademark, service mark, trade name registration, trademark registration, service mark registration, copyright, copyright registration and any application for any of the foregoing owned, possessed or used by the Company in the conduct of its business (the "Registered Intangible Personal Property"); (ii) a description of each license and similar agreement or arrangement to which the Company is a party either as licensee or licensor for each such item of Registered Intangible Personal Property; and (iii) a description of all confidential and material inventions, processes, designs, trade secrets, computer programs, software and formulae owned by, in the possession of or used in the business of the Company.

            (b) Except as set forth on Schedule 3.6.3(b), the Company is the owner of all right, title and interest in and to each item of the Registered Intangible Personal Property and all confidential and material inventions, processes, designs, trade secrets, computer programs, software, know-how and other intangible personal property used by the Company in its business (collectively, with the Registered Intangible Personal Property, the "Intangible Personal Property"), free and clear of all Liens. Except as set forth on Schedule 3.6.3(b), to the knowledge of George W. Andrews, the Company has the right and authority to use each item of Intangible Personal Property in connection with the conduct of its business in the manner presently conducted. There is no outstanding or, to the knowledge of George
W. Andrews and the Company, threatened dispute with respect to any license or similar agreement used in the Company's business. There have not been any actions or other judicial or adversary proceedings involving the Sellers or the Company concerning any of the Intangible Personal Property, nor, to the knowledge of George W. Andrews and the Company, is any such action or proceeding threatened.

      3.7   Insurance.  Schedule 3.7 includes a summary description of all
            ---------
material insurance coverage of any nature covering the businesses and properties of the Company, which description includes, among other things, the property or liabilities covered, the insurer and the amount and period of coverage. There are no outstanding requirements or recommendations of any insurance company that issued any policy of fire or extended coverage insurance covering the properties of the Company by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any material repairs or other material work to be done on or with respect to any of the properties insured in any of said policies. All of such policies of insurance are on an occurrence basis and will be in full force and effect at the Closing.

      3.8   Contracts and Other Instruments.
            -------------------------------

            (a) Except as set forth on Schedule 3.8(a), there has not occurred any material default under any Contract (as hereinafter defined) on the part of the Company or, to the knowledge of the Sellers Group and the Company, on the part of the other parties thereto, and no event has occurred which with the giving of notice or the lapse of time, or both, would constitute any material default under any Contract. Except as set forth in
Schedule 3.8(a), no consent of any party to any contract is required in order to permit the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby (including the sale, transfer or delivery of the Shares), nor, to the knowledge of George W. Andrews and the Company, will the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby (including the sale, transfer and delivery of the Shares) result in a material breach of any of the terms and provisions of, or constitute a default under, or conflict with, or result in a material modification of, any Contract.

            (b) Set forth on Schedule 3.8(b) attached hereto is a list of each contract, agreement, purchase order, lease, license, indenture or commitment, written or oral, to which the Company is a party or by which any of its assets are bound), except: (i) agreements for the purchase by the Company of goods, materials, supplies or services in the ordinary course of business involving less than Fifty Thousand Dollars ($50,000.00) in consideration in each such case; and (ii) agreements for the rendering of services or sale of goods in the ordinary course of business in which the sales price of the services to be rendered or goods to be sold pursuant to each such agreement is less than Fifty Thousand Dollars ($50,000.00) for each such agreement. The contracts, agreements, purchase orders, leases, licenses, indentures or commitments which are required to be identified in
Schedule 3.8(b), including without limitation all Government Contracts, Government Subcontracts, and Government Bids (as defined in Section 3.17) are hereinafter referred to as the "Contracts." True and complete copies of each of the Contracts, or where they are oral, true and complete written summaries thereof, are included in Schedule 3.8(b) or otherwise have been made available to Buyer by the Company.

            (c) Except as set forth on Schedule 3.8(c), the Company has not experienced any material shortages of raw materials or other supplies within the three years preceding the date hereof and the Company has on hand, or has reason to believe that it can timely obtain, raw materials and other supplies sufficient to satisfy all unfilled orders heretofore received and a sufficient quantity of raw materials and other supplies at reasonable prices to satisfy orders anticipated to be received during the period prior to the Closing Date at levels of sales achieved prior to the Closing Date.

      3.9   Labor and Employment Agreements.
            -------------------------------

            (a) Schedule 3.9(a) attached hereto contains (i) a description of each collective bargaining agreement and other labor agreement to which the Company is a party or by which it is bound; and (ii) a description of each plan, contract or arrangement (except those described in Section 3.10 hereof) under which fringe benefits (including, but not limited to, plans or programs relating to vacations, sick leave and severance and related benefits) are afforded to employees of the Company.

            (b) Neither the Company nor, to the knowledge of George W. Andrews and the Company, any other party to any agreement, plan or contract listed on Schedule 3.9(a) is in default with respect to any term or condition thereof, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder. The Company has withheld and paid to the appropriate governmental authorities or is withholding for payment not yet due to such authorities all amounts required to be withheld from their respective employees and are not liable for any material arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing.

            (c) Except as set forth in Schedule 3.9(c), to the knowledge of George W. Andrews and the Company, there is no: (i) unfair labor practice complaint against the Company pending before the National Labor Relations Board or any other federal, state, local or foreign agency; (ii) pending or, threatened labor strike or other organized labor disturbance affecting the Company; (iii) grievance proceeding pending, or threatened against the Company; (iv) pending or threatened representation question respecting the employees of the Company; (v) pending or threatened arbitration proceeding arising out of or under any collective bargaining agreement to which the Company is a party; (vi) attempt by any union to represent employees of the Company as a collective bargaining agent; or (vii) basis for which a material claim may be made against the Company under any collective bargaining agreement to which the Company is a party.

            (d) All accrued material obligations of the Company (whether arising by operation of law or by contract) for payments by the Company to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for employees of the Company with respect to employment of said employees have been paid or adequate accruals therefor have been made in the Company's Interim Financial Statements for material obligations accrued through the date of the balance sheet included in such Financial Statements, and in the books and records of the Company for material obligations accruing thereafter.

            (e) All material obligations of the Company (whether arising by operation of law or by contract) for salaries, vacation and holiday pay, bonuses and other forms of compensation payable to the officers, directors or other employees of the Company in respect of the services rendered by any of them have been paid or adequate accruals therefor have been made in the Company's Interim Financial Statements for obligations accrued through the date of the balance sheet included in such Financial Statements, and in the books and records of the Company for obligations accruing thereafter.

            (f) Except as set forth in Schedule 3.9(f) attached hereto, to the knowledge of George W. Andrews and the Company, no officer or key employee of the Company plans to retire or resign during the period between the date hereof and the Closing Date.

      3.10  Employee Benefit Plans.
            ----------------------

            (a) Schedule 3.10 (a) attached hereto contains a description of each pension, retirement, profit-sharing, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, life insurance plan, severance plan, plan for the payment of legal expenses, vacation plan, or any other employee benefit plan, including without limitation, any "Employee Benefit Plan" as defined in Section 3(2) and
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company has any present obligation or liability or under which any employee or former employee of the Company, or a beneficiary of any employee or former employee, has any present or future rights to benefits (collectively the "Plans").

            (b) The Company does not participate in or have any present or future obligation or liability under any "Multi-Employer Plan", as defined in
Section 4001(a)(3) of ERISA.

            (c)    Except as set forth and specifically identified in
Schedule 3.10(a), no Plan provides medical or health benefits to retirees.

            (d) Except as set forth on Schedule 3.10(d), each Plan has been maintained in material accordance with the respective terms and conditions and applicable provisions of ERISA and the Code and state insurance laws including all rules and regulations promulgated thereunder.

            (e) All reports and information required to be filed with the United States Department of Labor, Internal Revenue Service, The Pension Benefit Guarantee Corporation, or distributed to Plan participants and their beneficiaries with respect to each Plan, have been timely filed or distributed, except as set forth in Schedule 3.10(e) attached hereto.

      3.11  Officers and Directors; Compensation of and Indebtedness to and
            ---------------------------------------------------------------
from Officers, Directors and Shareholders.
-----------------------------------------

            (a) Schedule 3.11(a) attached hereto sets forth a true and complete list of the names of and offices held by the officers and directors of the Company. The current compensation of each of the officers and employees of the Company (including salary, bonus, other incentive compensation and other perquisites and benefits) has been disclosed in writing to Buyer.

            (b) Except as disclosed in Schedule 3.11(b) attached hereto, the Company has no financial obligation and is not otherwise indebted to any person who is an officer, director, shareholder or employee of the Company, or to any spouse, child or relative of any such person or to any entity controlled directly or indirectly by such person, in any amount whatsoever other than for compensation for services rendered since the start of the current pay period of the Company generally utilized for its employees and for business expenses incurred in the ordinary course of business, nor is any director or shareholder of the Company, or any spouse, child or other relative of such person, indebted to the Company except for business reimbursement advances made in the ordinary course of business.

      3.12  Agreement Not in Breach of Certain Instruments.  Neither the
            ----------------------------------------------
execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or conflict with any provision of the Articles of Incorporation or Code of Regulations of the Company or result in a breach of any of the terms or provisions of, or constitute a violation or default under, or conflict with, (i) any material mortgage, indenture, lease, agreement, contract, license, permit, trust or other instrument or commitment of any kind to which any of the Sellers or the Company is or may be bound, (ii) any judgment, decree, order or award of any court, governmental body or arbitrator to which any of the Sellers or the Company is a party or may be bound or (iii) to the knowledge of George W. Andrews and the Company, any law, rule or regulation applicable to any of the Sellers or the Company.

      3.13  Regulatory Approvals.  No material consent, approval or
            --------------------
authorization of, or declaration, filing or registration with, any federal, state, municipal or local governmental or regulatory authority or any other person is required of any Seller or the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      3.14  Accounts and Notes Receivable.  The accounts and notes receivable
            -----------------------------
of the Company existing on December 31, 1997 arose, and those existing on the Closing Date will have arisen, out of sales in the ordinary course of business and represent bona fide indebtedness of the applicable account debtor and are and will be collectible substantially in full

      3.15  Inventories.  The inventory is adequate for the conduct of the
            -----------
business of the Company and inventory levels are not materially in excess of normal operating requirements of the Company. Except as disclosed in the notes to the Financial Statements, and except for any rights of the U.S. Government or any agency thereof with respect to any inventory for which it has made progress payments to the Company, all items included in the inventory of the Company are the property of the Company, free and clear of any Lien, except for any lien of The Fifth Third Bank securing the Company's line of credit, have not been pledged as collateral, are not held by the Company on consignment from others and conform to all standards applicable to such inventory or its use or sale imposed by any governmental or regulatory authority.

      3.16  Government Contracts.
            --------------------

            (a)    Government Contracts Compliance.  With respect to each and
                   -------------------------------
every Government Contract, Government Subcontract and Government Bid to which Seller is a party (all as such terms are defined in Section 3.17 hereof), and except as set forth in Schedule 3.16(a): (i) the Company has complied with all material terms and conditions of such Government Contract, Government Subcontract or Government Bid, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (ii) the Company has complied with all material requirements of statute, rule, regulation, order or agreement pertaining to such Government Contract, Government Subcontract or Government Bid; (iii) all material representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract, Government Subcontract or Government Bid were materially current, accurate and complete as of their effective date, and the Company has complied with all such representations and certifications, including, without limitation, all material representations and certifications required by or relating to the Truth-In-Negotiations-Act, the Procurement Integrity Act, the Foreign Corrupt Practices Act, the Cost Accounting Standards, the regulations and rules relating to Foreign Military Sales and the regulations and rules relating to the submission of progress payment requests; (iv) no Governmental Entity (as such term is defined in Section 3.17 hereof) nor any prime contractor, subcontractor or other person has notified the Company, either orally or in writing, that the Company has breached or violated any material statute, rule, regulation, certification, representation, clause, provision or requirement; (v) no termination for convenience, termination for default, cure notice or show cause notice has been issued; (vi) no material cost incurred by the Company has been questioned or disallowed; and (vii) no money due to the Company has been withheld or set off or been the subject of any attempt to withhold or set-off.

            (b)    Investigations and Audits.  Except as set forth in
                   -------------------------
Schedule 3.16(b): (i) neither the Company, nor any of the Company's directors or officers is (or for the last five years has been) under administrative, civil or criminal investigation, including as a result of a qui tam action brought under the Civil False Claims Act, indictment or
-------
information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract, Government Subcontract or Government Bid; (ii) the Company has not made a voluntary disclosure to the U.S. Government with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract, Government Subcontract or Government Bid that has led to any of the consequences set forth above or any other damage, penalty assessment, recoupment of payment or disallowance of cost.

            (c)    Financing Arrangements and Claims.  Except as set forth in
                   ---------------------------------
Schedule 3.16(c), there exist (i) no financing arrangements with respect to performance of any current Government Contract or Government Subcontract;
(ii) no material outstanding claims against the Company, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract or Government Subcontract; (iii) no facts that are known by the Company or George W.
Andrews upon which
such a claim is likely to be based in the future; (iv) no disputes between the Company and the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract, Government Subcontract or Government Bid; and (v) no material facts that are known by the Company or George W. Andrews over which such a dispute may arise in the future. Except as set forth in Schedule 3.16(c), the Company has no interest in any pending or potential claim against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract, Government Subcontract or Government Bid.

            (d)    No Suspension or Debarment.  Except as set forth in
                   --------------------------
Schedule 3.16(d), neither the Company, nor any of the Company's directors, officers or employees is (or for the last five years has been) suspended or debarred from doing business with the U.S. Government or has been declared nonresponsible or ineligible for U.S. Government contracting. The Company knows of no circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company in the future.

            (e)    Customer Furnished Assets.  The Company is in compliance
                   -------------------------
with all of its material obligations relating to the customer furnished items, including, but not limited to, government furnished equipment, government furnished property, government furnished information, and like categories of customer furnished assets provided by the Company's prime contractors. The Company's rights, title and interests, if any, in all customer furnished items will be transferred to Buyer effective on the Closing Date, assuming that any required consents required in connection with such transfer are obtained.

            (f)    Clearances.  Except to the extent prohibited by the
                   ----------
Industrial Security Manual For Safeguarding Classified Information, Schedule 3.16(f) sets forth all facility security clearances held by the Company and all personnel security clearances held by an officer, director or employee of the Company relating to the business of the Company.

            (g)    Accounting and Procurement Systems.  Except as set forth
                   ----------------------------------
in Schedule 3.16(g), the Company's cost accounting and procurement systems with respect to Government Contracts and Government Subcontracts are in compliance in all material respects with all applicable governmental regulations and rules.

            (h)    Offset Obligations.  Except as set forth in Schedule
                   ------------------
3.16(h), the Company has no material outstanding Offset Obligations, as defined in Section 3.17 hereof. The Company is in material compliance with any Offset Obligations referenced in Schedule 3.16(h).

            (i)    Independent Research & Development ("IR&D").  The Company
                   -------------------------------------------
has current advance agreements with its customers for the allocation and reimbursement of IR&D expenses, and the IR&D expenses incorporated into the pricing of the Company's Government Contracts, Government Subcontracts and Government Bids are fully reimbursable and allocable at substantially the rates specified in said advance agreements.

      3.17  Certain Definitions.
            -------------------

      "Government Contract" means any prime contract, teaming agreement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, arrangement or other commitment of any kind between the Company and any entity of the United States Government.

      "Government Subcontract" means any contract, teaming agreement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, arrangement or other commitment of any kind between the Company and another company at any tier, wherein the ultimate beneficiary of performance is the United States Government.

      "Government Bid" means any quotation, offer, bid, or proposal for the design, development, manufacture, sale, overhaul, repair, or maintenance of products or the provision of services made by the Company that, if accepted or awarded, would lead to a contract or subcontract, wherein the ultimate beneficiary of performance is the United States Government.

      "Governmental Entity" means any foreign, domestic, federal, territorial, state, or local governmental authority, quasi-governmental authority, instrumentality, administrative or other agency, or any political subdivision, department or branch of any of the foregoing.

      "Offset Obligations" means offset, countertrade or barter obligations arising under, or relating to, any Government Contract, Government Subcontract, Government Bid or other Contract or otherwise.

      3.18  No Material Undisclosed Liabilities.  Except as and to the extent
            -----------------------------------
specifically reflected or reserved against in the Company's Annual Financial Statements at December 31, 1997, and except for obligations described in this Agreement or any of the Schedules hereto incurred after March 31, 1998 in the ordinary and usual course of business consistent in nature and amounts to liabilities reflected in the Financial Statements for comparable periods (none of which can be expected to have a Material Adverse Effect), to the knowledge of George W. Andrews and the Company, the Company has no liability or obligation of any nature, whether absolute or contingent, liquidated or unliquidated, accrued or unaccrued, or due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation).

      3.19  Brokerage.  Neither the Company nor any of the Sellers is
            ---------
obligated to make any payment to, any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions.

      3.20  Ownership of Shares; Authorization of Agreement.
            -----------------------------------------------

            (a) Each of the Sellers is the holder of record of the number of Shares set forth in Recital A of this Agreement opposite such Seller's name, free and clear of all Restrictions, except for those set forth in a certain Shareholders' Agreement dated December 31, 1992, which shall be terminated on or prior to the Closing Date. Each Seller has the unrestricted power, right, capacity and authority to enter into this Agreement and on the Closing Date each Seller will have the power, right, capacity and authority to sell, transfer and deliver his Shares on the Closing Date in accordance with the terms, covenants and conditions of this Agreement.

            (b) This Agreement and all other agreements herein contemplated to be executed in connection herewith by the Sellers have been (or upon execution will have been) duly executed and delivered by or for the benefit of the Sellers and constitute (or upon execution will constitute) legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to (i) bankruptcy, insolvency, moratorium and other similar laws affecting the rights and remedies of creditors generally and
(ii) general principles of equity.

      3.21  The Minute Book.  The minute books and other similar records of
            ---------------
the Company as made available to Buyer prior to the execution of this Agreement contain all minutes of meetings and all written consents in lieu of meetings of the shareholders, the boards of directors and committees of the boards of directors of the Company since January 1, 1991. The stock certificates and stock stubs and other similar records of the Company as made available to Buyer prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company.

      3.22  Bank Accounts.  Schedule 3.23 attached hereto contains an
            -------------
accurate and complete list of (i) the names and addresses of each bank in which the Company has an account; (ii) the account numbers of such accounts; and (iii) the authorized signatories and amounts for such accounts.

      3.23  Knowledge.  Certain of the representations and warranties are
            ---------
"to the knowledge" of a person or refer to what is "known" to a person or of what a person is "aware." The parties hereto agree that the meaning of such expressions shall in all cases be understood as comprising the knowledge and belief of the person designated without undertaking any separate investigation thereof .

      3.24  Schedules.  For purposes of the representations and warranties
            ---------
herein, any disclosures made on any Schedule shall be deemed to be disclosed on the other Schedules.

      4.    Representations and Warranties of Buyer.  Buyer represents and
            ---------------------------------------
warrants to Sellers as follows:

      4.1   Organization.  Buyer was duly organized and is validly existing
            ------------
as a corporation in good standing under the laws of the State of Missouri with the corporate power to own its properties and carry on its business in the manner in which such business is now being conducted, and is qualified to do business in each jurisdiction in which it is required to be qualified.

      4.2   Authority.  Buyer has full corporate power and on the Closing
            ---------
Date will have taken all corporate action necessary to execute, deliver and perform this Agreement. This Agreement and all other agreements herein contemplated to be executed in connection herewith by Buyer have been duly executed and delivered by Buyer, have been effectively authorized by all necessary action, corporate or otherwise, by Buyer and constitute (or upon execution will constitute) legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms.

      4.3   Brokerage.  With the exception of Quarterdeck Investment
            ---------
Partners, Inc., neither Buyer nor any affiliate, director, officer or employee of Buyer has dealt with, or is obligated to make any payment to, any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions

      4.4   Regulatory Approvals.  No consent, approval or authorization of,
            --------------------
or declaration, filing or registration with, any federal, state, municipal or local governmental or regulatory authority or any other person is required of Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      4.5   Agreement Not in Breach of Certain Instruments.  Neither the
            ----------------------------------------------
execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Buyer or result in a breach of any of the terms or provisions of, or constitute a violation or default under, or conflict with, (i) any mortgage, indenture, lease, agreement, contract, license, permit, trust or other instrument or commitment of any kind to which Buyer is or may be bound, (ii) any judgment, decree, order or award of any court, governmental body or arbitrator to which Buyer is a party or may be bound or (iii) any law, rule or regulation applicable to Buyer.

      4.6   Small Business Administration Size Regulations. Prior to the
            ----------------------------------------------
Closing, Buyer will take no action which would jeopardize, or fail to take any action necessary to preserve, the Company's status as a "small business concern" of 500 employees or less as defined under the Small Business Administration Size Regulations.

      4.7   The Worker Adjustment and Retraining Notification Act.  Buyer
            -----------------------------------------------------
will not take any action on the Closing Date which would have required compliance by the Sellers or the Company with The Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101-2109 (the "WARN Act"), and Buyer does not have any present intention to take any action which will require compliance by the Sellers or the Company with the WARN Act.

      5.    Covenants and Agreements of Sellers.  Sellers jointly and
            -----------------------------------
severally covenant and agree that they will use their best efforts to comply, and cause the Company to comply, with each of the covenants and agreements set forth in this Section 5, the fulfillment of each of which shall constitute a condition precedent to Buyer's obligations to purchase the Shares at the Closing, but each of which may be waived by the Buyer.

      5.1   Articles of Incorporation and Bylaws.  Except as specifically
            ------------------------------------
required by this Agreement, the Company will not, without the prior written consent of Buyer, take any of the following actions or agree to take any of such actions: (i) amend or otherwise change its Articles of Incorporation or Code of Regulations; (ii) issue any shares of its capital stock; (iii) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock may be authorized, issued or transferred from treasury; or (iv) agree to do any of the acts listed above.

      5.2   Corporate Existence and Rights; Conduct in Ordinary Course.
            ----------------------------------------------------------
Except as specifically required by this Agreement, between the date hereof and the Closing Date, the Sellers will take all necessary actions to keep in full force and effect the corporate existence of the Company and will cause the operations of the Company to be conducted only according to its ordinary and usual course of business. The Company shall use its best efforts to preserve intact its present business organization, and preserve its relationships with customers, suppliers and others having business dealings with it. The Company shall maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities in accordance with past practice.

      5.3   Transactions Affecting the Shares.  Between the date hereof and
            ---------------------------------
the Closing Date, Sellers will not transfer or encumber the Shares in any way, voluntarily or involuntarily, presently or prospectively.

      5.4   Access and Information Before the Closing.  Between the date
            -----------------------------------------
hereof and the Closing Date, Sellers will cause to be afforded to Buyer and Buyer's counsel, accountants and other representatives reasonable access to all of the properties, books, contracts and records of the Company and will furnish Buyer and Buyer's counsel, accountants and other representatives with all information, including copies of books, contracts and records, concerning the affairs of the Company which Buyer may reasonably request, except information relating to Government bids.

      5.5   Current Information.  Sellers will advise Buyer in writing
            -------------------
immediately, but in any event prior to the Closing, of: (i) the occurrence of any event which renders any of the representations or warranties set forth herein inaccurate in any material respect or the awareness of any of the Sellers that any representation or warranty set forth herein was not accurate in all material respects when made; and (ii) the failure of any of the Sellers to comply with or accomplish any of the covenants or agreements set forth herein in any material respect. Sellers will also provide Buyer promptly on becoming available copies of all financial statements prepared by or for the normal conduct of business of the Company.

      5.6   Consents.
            --------

            The Company will, as soon as possible, commence to take all action required to obtain all material consents, approvals, novations and agreements of and to give all notices and make all other filings with any material third parties, including governmental authorities, necessary to authorize, approve or permit the transfer of the Shares to the Buyer and the Buyer shall cooperate with the Company with respect thereto. Sellers and Buyer acknowledge that no novation of any Government Contract, Government Subcontract or Government Bid is required as a result of the transactions contemplated herein. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its best efforts to take or cause to be taken all action or do, or cause to be done, all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the parties' obligations hereunder.

      5.7   Insurance.  Between the date hereof and the Closing Date, the
            ---------
Company shall continue in force its existing insurance policies.

      5.8   Termination of Indemnification Agreements.  Except for the
            -----------------------------------------
obligations and agreements listed in Schedule 5.8, Sellers shall cause any agreement or obligation of any kind between the Company, on the one hand, and any officer, director or stockholder, on the other hand, including any indemnification agreements and obligations, to be terminated and released without liability to the Company effective as of the Closing Date. On the Closing Date, Sellers shall resign as directors of the Company, except George
W. Andrews.

      5.9   Covenants Pertaining to Tax Matters.
            -----------------------------------

            (a)    Amended Returns.  Except as set forth on Schedule 5.9(a),
                   ---------------
between the date hereof and the Closing Date, Sellers, acting in any capacity, shall not file, permit or cause to be filed, any amended Return with respect to the Company, and Sellers, acting in any capacity, shall not file a claim for refund of Taxes paid by or on behalf of the Company, without the advance written consent of Buyer.

            (b)    Material Elections.  Between the date hereof and the
                   ------------------
Closing Date, neither Sellers (acting in any capacity) nor the Company shall make or cause to be made any material election with respect to Taxes of the Company without the prior written approval of Buyer.

            (c)    Tax Information.  After the Closing, the parties to this
                   ---------------
Agreement will make available to each other, as reasonably requested, all information, records or documents relating to liabilities for Taxes for all periods prior to or including the Closing and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

            (d)    Preparation of Returns.  The Company will prepare tax
                   ----------------------
returns for the period through the Closing Date and will pay for the return preparation, whether prepared before or after the Closing Date.

            (e)    Section 338(h)(10) Election.  If Buyer in its sole
                   ---------------------------
discretion requests, Sellers shall join Buyer in making the election permitted to be made under Section 338(h)(10) of the Code and any corresponding or similar provisions of state or local law (each election, an "Election") with respect to the acquisition of the Shares. Buyer shall prepare the Form 8023 and Sellers agree that Sellers shall assist Buyer in the preparation of Form 8023 and any accompanying schedules required under
Section 338(h)(10) of the Code and any corresponding or similar provisions of state or local law to make the Election and that Buyer may make any determination or election required or permitted to be made in connection with the Election. Sellers shall execute and file Form 8023 and any accompanying schedules and such other documents or forms as Buyer shall reasonably request to effectuate the Election following the procedures set forth below. Buyer shall have the option to provide any such forms, schedules and other documents to Sellers at, prior to or after Closing, in which case Sellers shall execute such items and grant Buyer the power to file such items on behalf of Sellers, and the Company without any further action by Sellers. Buyer shall pay to Sellers the Sellers' Additional Taxes and Expenses, defined below, upon the execution by Sellers of the Form 8023. Buyer and Sellers shall file, and shall cause the Company to file, all Returns in a manner consistent with the Election, if made, including Form 8023 and any accompanying schedules and such other documents and forms as are reasonably requested by Buyer to effectuate the Election. Sellers will not take any action that would prevent Buyer from making the Election.

      If Buyer does request Sellers to join Buyer in making the Election, Buyer and ESSI shall indemnify and hold harmless Sellers from any and all costs, fees, legal fees, accounting expenses and other expenses ("Sellers' Additional Expenses") and the additional taxes Sellers incur as a result of the Election. If Buyer does request Sellers to join Buyer in making the Election, Sellers shall have their independent accountants (the "Sellers' Accountants") prepare and present to Buyer a complete and accurate financial statement (the "Section 338 Statement") expressly stating the additional taxes (the difference between the estimated federal, state and local income taxes that Sellers would have paid if the Election had not been made and the federal, state and local taxes that Sellers must actually pay as a result of the Election, including, but not limited to alternative minimum taxes, if any, and any taxes Sellers are required to pay because of the payment to them of such additional taxes) that Sellers need to pay with respect to the Election and Seller's Additional Expenses (the "Sellers' Additional Taxes and Expenses").

      Sellers shall cause Sellers' Accountants to deliver the Section 338 Statement to Buyer. Buyer and its accountants shall have the right to review the work papers of the Sellers' Accountants utilized in preparing the Section 338 Statement and shall have full access to the books and records of Sellers for purposes of verifying the accuracy and fairness of the presentation of the Section 338 Statement. Buyer shall have a period of thirty (30) days after Buyer's receipt thereof within which to present to Sellers written notice of disagreement with the Section 338 Statement, specifying in reasonable detail, insofar as feasible, the nature and extent of the disagreement. If Buyer is satisfied with the Section 338 Statement, Buyer shall deliver the Form 8023 to Sellers for execution and Sellers' Additional Taxes and Expenses, as set forth on the Section 338 Statement, shall be paid by Buyer to Sellers (allocated among Sellers in accordance with the Section 338 Statement) immediately upon Buyer's execution of the Form 8023.

      If Buyer and Sellers are unable to resolve any such disagreement regarding the Section 338 Statement within fifteen (15) days after Sellers received notice of such disagreement, the disagreement shall be referred for final determination to the Cincinnati, Ohio office of Arthur Andersen or if Arthur Andersen is unable or unwilling to make such determination, to such other independent accounting firm, other than Price Waterhouse, LLP or M.R. Mayer & Co., as the parties shall mutually designate and the Section 338 Statement shall be delivered to such independent accounting firm. The accounting firm so designated to make the final determination is hereinafter referred to as the "Independent Accountants" and the Section 338 Statement, either as agreed to by the parties or as determined by the Independent Accountants, is referred to herein as the "Final Section 338 Statement". The Independent Accountants shall render a written report of final determination to Sellers and Buyer within thirty (30) days of its receipt of the Section 338 Statement.

      Immediately upon Buyer's receipt of the Independent Accountant's written report of final determination of the Final Section 338 Statement, Buyer shall deliver the Form 8023 to Sellers for execution and Sellers' Additional Taxes and Expenses, as set forth on the Section 338 Statement, shall be paid by Buyer to Sellers (allocated among Sellers in accordance with the Section 338 Statement) immediately upon Buyer's execution of the Form 8023.

      In addition to the payments set forth above, Buyer and ESSI shall pay to Sellers any increase in taxes, and any penalties and interest on such taxes and penalties, incurred by Sellers in excess of those set forth on the Final Section 338 Statement as a result of a final determination by any taxing authority or amendment to any tax return of Company by Buyer, and any additional taxes incurred or to be incurred by Sellers as a result of the foregoing payment (such additional payment of taxes, penalties and interest is referred to hereafter as the "Additional Payment"). A determination shall be considered final that is not appealable or appealed by

Buyer or the Company. Sellers shall submit their calculation of the Additional Payment (the "Additional Payment Statement") to Buyer and Buyer shall pay to Sellers the Additional Payment immediately upon Buyer's receipt of the Additional Payment Statement. Buyer shall have a period of thirty (30) days after Buyer's receipt thereof within which to present to Sellers written notice of disagreement with the Additional Payment Statement, specifying in reasonable detail, insofar as feasible, the nature and extent of the disagreement.

      If Buyer and Sellers are unable to resolve any such disagreement within fifteen (15) days after Sellers received notice of such disagreement, the disagreement and Additional Payment Statement shall be referred and delivered for final determination to the Independent Accountants to make the final determination of the Additional Payment. The Independent Accountants shall render a written report of final determination to Sellers and Buyer within thirty (30) days of its receipt of the Additional Payment Statement. Immediately upon Buyer's receipt of the Independent Accountant's final determination of Sellers' Additional Payment, the amount of the Sellers' Additional Payment shall be paid by Buyer to Sellers. Such payment shall be allocated among Sellers in accordance with proportions set forth in the Additional Payment Statement.

      All payments to Sellers under this Section shall be made in the form of certified check or bank check or wire transfer.

      The fees and disbursements of Sellers' Accountants and attorneys, if any, the fees and disbursements of the accountants and attorneys of the Buyer, if any, attributable to the Election, and the fees and disbursements of the Independent Accountants, if required, shall all be borne by Buyer.

            (f)    Certain Taxes.  All sales, value added, use, transfer,
                   -------------
registration, stamp and similar Taxes imposed in connection with the sale of the Shares shall be borne by Sellers

      5.10  Insider Restriction.  The Sellers acknowledge that Engineered
            -------------------
Support Systems, Inc. ("ESSI") is a public company and that this Agreement and the transactions contemplated herein may be material to ESSI. Therefore, until the earlier of the Closing or five (5) days after the termination of this Agreement as provided in Section 10 hereof, the Sellers shall not purchase or sell, directly or indirectly, any ESSI stock, and shall advise the Company, including its directors, and any other members of management, employees, or agents who are aware of the transactions contemplated herein not to purchase or sell, directly or indirectly, any ESSI stock.

      5.11  Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The
            ----------------------------------------------------
Sellers shall take all action necessary for the preparation and filing of all documents required to be filed with the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. Section 18a.

      6.    Covenants and Agreements of Buyer.  Buyer covenants and agrees:
            ---------------------------------

      6.1   Confidentiality. Buyer shall use all reasonable precautions to
            ---------------
cause all such information regarding the Company to be treated as confidential and will not use any such information in a manner detrimental to the Company or beneficial to the Buyer provided that the foregoing shall not apply to information to the extent (i) such information was known by Buyer or one of its affiliates when received, and Buyer so advises the Company in writing within ten (10) days of Buyer's receipt thereof, (ii) such information is or thereafter becomes lawfully obtainable from other sources, or (iii) Buyer is required by law to disclose the same to a regulatory authority having jurisdiction over the Company or Buyer, provided that Buyer shall take all steps necessary to obtain a protective order and shall advise the Company in writing prior to any such disclosure; have no liability under this Section unless such prohibited use resulted from its gross negligence or willful misconduct; and provided, further, that this obligation to maintain the confidentiality of such information as it relates to the Company shall cease upon the Closing. If the transactions contemplated by this Agreement are not consummated for any reason whatsoever, Buyer will immediately return to Sellers or the Company all documents or copies or excerpts thereof containing or reflecting such information that was furnished to it by Sellers or the Company.

      Notwithstanding anything to the contrary in the preceding paragraph, Buyer acknowledges that the execution of this Agreement shall not cause the termination of the Confidentiality Letter Agreement dated November 15, 1996, between the Company and Quarterdeck Investment Partners, Inc., or of the Confidentiality Letter Agreement between the Company and Engineered Support Systems, Inc.

      6.2   Current Information.  Buyer will advise the Company in writing
            -------------------
immediately, but in any event prior to the Closing, of: (i) the occurrence of any event which renders any of the representations or warranties set forth herein inaccurate in any material respect or the awareness of Buyer that any representation or warranty set forth herein was not accurate in all material respects when made; and (ii) the failure of Buyer to comply with or accomplish any of the covenants or agreements set forth herein in any material respect.

      6.3   Hart-Scott-Rodino Antitrust Improvements Act of 1976.  Buyer
            ----------------------------------------------------
shall take all action necessary for the preparation and filing of all documents required to be filed with the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. Section 18a. Buyer shall pay all filing fees required to be paid to the Federal Trade Commission.

      7.    Conditions to Obligations of Sellers.  The obligations of the
            ------------------------------------
Sellers to make the deliveries contemplated at the Closing shall, in addition to the conditions set forth elsewhere herein, be subject to satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by Sellers:

      7.1   Correctness of Representations and Warranties.  All of the
            ---------------------------------------------
representations and warranties of the Buyer contained in this Agreement shall have been true and complete on the date hereof and shall be true and complete on the Closing Date in all material respects and the Buyer shall have executed and delivered to the Sellers at Closing a certificate to such effect.

      7.2   Performance of Covenants and Agreements.  All of the covenants
            ---------------------------------------
and agreements of the Buyer contained in this Agreement and required to be performed by the Buyer on or before the Closing Date shall have been performed in all material respects and the Buyer shall have executed and delivered to the Sellers at Closing a certificate to such effect.

      7.3   Opinion of Counsel for Buyer.  The Sellers shall have received an
            ----------------------------
opinion of counsel for Buyer, Bearden, Mattern, Breckenridge, Washburn & Gidlow, LLC, addressed to Sellers and dated the Closing Date substantially in the form set forth in Exhibit C. In rendering such opinion, counsel may rely upon certificates of public officials and upon certificates of officers of the Buyer as to factual matters and on opinions of other counsel of good standing, whom such counsel believes to be reliable.

      7.4   No Legal Bar.  There shall not have been instituted or threatened
            ------------
any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain substantial damages with respect thereto. None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no action or proceeding shall then be pending which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties or any corporate entity, in connection herewith, or in connection with any of the transactions contemplated hereby.

      7.5   Employment Agreements.  The Buyer and George W. Andrews shall
            ---------------------
negotiate, execute and deliver on the Closing Date an Employment Agreement between the Company and George W. Andrews for a one year term, whereby George
W. Andrews shall serve as the Chief Executive and Operating Officer of the Company at an annual salary of $230,000 plus benefits comparable to those currently provided by the Company to George W. Andrews, substantially in the form attached as Exhibit A.

            The Buyer and each of Marvin Smith, Edward Rynd, Thomas Andrews, Jeffrey Andrews, Rita Williamson, Sandra Hollaender, Brent Mitchell, Leroy Hegge, Mary Lee Burgess and Dennis Clark (collectively, the "Employees") shall negotiate, execute and deliver on the Closing Date Employment Agreements for employment terms of five (5) years at initial salaries not less than those currently provided by the Company to the Employees with annual increases of five percent (5%) commencing February 1, 1999 and annually thereafter, by and between the Company and each of the Employees, substantially in the form attached as Exhibit B.

      7.6   Shareholders' Agreement.  The Shareholders' Agreement dated
            -----------------------
December 31, 1992 by and among the Sellers regarding the Shares shall have been terminated.

      7.7   Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The
            ----------------------------------------------------
relevant waiting period(s) required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired without any action being taken by the Federal Trade Commission to prevent the consummation of the transactions contemplated hereby.

      8.    Conditions to Obligations of the Buyer.  The obligations of the
            --------------------------------------
Buyer to make the deliveries contemplated at the Closing shall, in addition to conditions set forth elsewhere herein, be subject to the satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by the Buyer:

      8.1   Correctness of Representations and Warranties.  All
            ---------------------------------------------
representations and warranties of George W. Andrews contained in this Agreement shall have been true and complete on the date hereof and shall be true and complete on the Closing Date in all material respects and George W. Andrews shall have executed and delivered to the Buyer at Closing a certificate to that effect.

      8.2   Performance of Covenants and Agreements.  All of the covenants
            ---------------------------------------
and agreements of the Sellers contained in this Agreement and required to be performed on or before the Closing Date shall have been performed in all material respects and the Sellers shall have delivered to the Buyer at Closing a certificate of each of the Sellers to that effect.

      8.3   Opinion of Counsel for Sellers.  The Buyer shall have received an
            ------------------------------
opinion of counsel for the Company and the Sellers, Cors & Bassett, addressed to Buyer and dated the Closing Date, in the form of Exhibit D. In rendering such opinion, counsel may rely upon certificates of public officials and upon certificates of officers of the Company as to factual matters and on opinions of other counsel of good standing, whom such counsel believes to be reliable.

      8.4   Resignation of Directors.  All members of the boards of directors
            ------------------------
of the Company except for George W. Andrews shall have tendered, effective at the Closing, their resignations as such directors.

      8.5   Good Standing Certificates.  The Sellers shall have delivered to
            --------------------------
the Buyer (i) copies of the certificate or articles of incorporation, including all amendments thereto, of the Company certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation,
(ii) certificates from the Secretary of State or other appropriate official of the respective jurisdictions of incorporation to the effect that the Company is in good standing or subsisting in such jurisdiction, and (iii) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which the Company is qualified or admitted to do business to the effect that the Company is duly qualified or admitted and in good standing in such jurisdiction.

      8.6   No Legal Bar.  There shall not have been instituted or threatened
            ------------
any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain substantial damages with respect thereto. None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no action or proceeding shall then be pending which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties in connection herewith or in connection with any of the transactions contemplated hereby.

      8.7   Third-Party Consents and Approvals.  The Company shall have
            ----------------------------------
obtained all consents and approvals of third parties required under the material Contracts or otherwise in connection with the consummation of the transactions contemplated hereby, including without limitation the consents and approvals listed in Schedule 3.8(a) hereto.
                        ---------------

      8.8   Form 8023.  If requested by Buyer, Buyer shall have received from
            ---------
Sellers the executed IRS Form 8023 and other forms, schedules, documents and grants of authority to file the same, in accordance with the provisions of
Section 5.9(e) hereof.

      8.9   Non-Foreign Status.  Buyer shall have received from each Seller a
            ------------------
fully executed certification of non-foreign status described in Treasury Regulation Section 1.1445-2(a)(2) in form and substance reasonably satisfactory to Buyer.

      8.10  Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The
            ----------------------------------------------------
relevant waiting period(s) required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired without any action being taken by the Federal Trade Commission to prevent the consummation of the transactions contemplated hereby.

      9.    Distributions to Sellers.  For the period from January 1, 1998
            ------------------------
through the Closing Date, the Company will accrue an estimated amount for the regular quarterly distributions to the Sellers of not more than twenty five percent (25%) of the net income before taxes of the Company as shown on its Financial Statements, plus amounts necessary for the Sellers to pay federal and state taxes on such net income before taxes of the Company with such tax being calculated at the highest individual marginal rate, for federal and state purposes, and with the state calculation being for the State of New York. The foregoing calculations shall be made by M.R. Mayer & Company. The Company shall pay such amounts to the Sellers within forty-five (45) days after the Closing Date. The accrual and reporting of such amounts on the Company's financial statements will represent a change from past practices, which Buyer acknowledges shall not be deemed to be a breach of any representations, warranties or covenants of the Company or Sellers to the contrary in this Agreement.

      10.   Indemnification.
            ---------------

      10.1  Indemnification Obligation.  Subject to the limitations set forth
            --------------------------
in Section 10.2 hereof, George W. Andrews shall indemnify and hold harmless the Buyer in respect of any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities and expenses (including, without limitation, settlement costs, reasonable attorneys' fees) (collectively, "Losses") incurred by the Buyer or the Company in connection with each and all of the following: (i) any breach of any representation or warranty of George W. Andrews contained herein by George W. Andrews; (ii) the breach of any covenant, agreement or obligation of any of the Sellers contained in this Agreement; (iii) any and all liabilities and obligations of any nature of the Company incurred on or prior to the Closing Date or arising after the Closing Date with respect to any circumstance, condition, event or occurrence during the period on or prior to the Closing Date, solely relating to any liability for Taxes, interest, penalties and other charges payable with respect to any such tax liabilities or obligations, but excluding indebtedness, liabilities and obligations to the extent reflected or reserved against in the determination of Net Worth, as finally determined under Section 3.3(d), or in this Agreement or the Schedules hereto; and (iv) all Taxes arising from or pertaining to the business, assets, operations and distributions of the Company with respect to all periods ending on or prior to the Closing Date, except for those Taxes payable specifically reflected in the determination of Net Worth, as finally determined under Section 3.3(d). If the existence of any state of facts constituting a breach of a representation, warranty, covenant, agreement or obligation results in the Company being subjected to any Losses which the Company would not have been subjected to had the state of facts been as represented or warranted in this Agreement or had such breach of any such covenant, agreement or obligation not occurred, Buyer (as direct or indirect owner of 100% of the capital stock of the Company) shall be deemed to have been damaged to the extent of the dollar amount of such Losses incurred by the Company.

      10.2  Limitations.
            -----------

            (a)    Time Limitations.  The representations and warranties of
                   ----------------
George W. Andrews hereunder shall survive the Closing for a period of two (2) years after the Closing Date, and, claims for indemnification with respect to any breach of any such representation or warranty shall be valid if made prior to the second anniversary of the Closing Date, irrespective of how such claims may be ultimately resolved; provided, however, that: (a) claims based upon a knowing, deliberate or fraudulent misrepresentation of the Company or any Seller contained in this Agreement or any other document, list, exhibit or instrument furnished in connection herewith ("Fraud Claims") may be made until barred by applicable statutes of limitation; and (b) claims made with respect to the representations and warranties in Section 3.2 or 3.21 hereof ("Stock Ownership Claims") may be made until thirty (30) days after any claims by a third party giving rise to any Stock Ownership Claim are barred by the applicable statutes of limitations, if any.

            (b)    Claims.  After any claim shall arise for indemnification,
                   ------
the indemnified party shall notify George W. Andrews of the claim pursuant to
Section 12.2 hereof and, the principal facts constituting the basis for such claim and the amount or estimate of the amount of the liability arising from such claim. Buyer shall not settle or compromise any claim by a third party for which Buyer is entitled to indemnification hereunder without the prior written consent of George W. Andrews (which shall not be unreasonably withheld or delayed) unless (i) suit shall have been instituted against the Buyer and (ii) George W. Andrews shall not have taken control of such suit within 10 days after notification thereof as provided in Section 12.2 hereof.

            (c)    Amounts.  Buyer shall not be entitled to make a claim for
                   -------
indemnification against George W. Andrews unless and until the aggregate amount of claims which may be asserted by it for losses exceeds $900,000, and then only to the extent of such excess, and Buyer shall not be entitled to make claims for indemnification which exceed $5,000,000 in the aggregate.

      10.3  Defense by George W. Andrews.  In connection with any claim
            ----------------------------
giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than Buyer, George W. Andrews, at his sole cost and expense, may, upon written notice to Buyer, assume the defense of any such claim or legal proceeding provided that George W. Andrews acknowledges his obligation to indemnify Buyer in respect of the claims asserted therein. If George W. Andrews assumes the defense of any such claim or legal proceeding, George W. Andrews shall select counsel reasonably acceptable to Buyer to conduct the defense of such claims or legal proceedings and at his sole cost and expense shall take all steps necessary in the defense or settlement thereof. Buyer shall cooperate in said defense at the request of George W. Andrews. George W. Andrews shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, unless George W. Andrews admits in writing his liability to hold Buyer harmless from and against any losses, damages, expenses and liabilities arising out of such settlement Buyer shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. George W. Andrews shall be entitled to participate in the defense of any action by Buyer, which participation shall be limited to contributing information to the defense and being advised of its status. If George W. Andrews does not assume the defense of any such claim or litigation resulting therefrom in accordance with the terms hereof, Buyer may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to George
W. Andrews, on such terms as Buyer may reasonably deem appropriate, and in any action by Buyer seeking indemnification from George W. Andrews in accordance with the provisions of this Section, George W. Andrews shall not be entitled to question the manner in which Buyer defended such claim or litigation or the amount of or nature of any such settlement.

      10.4  Notice.  Buyer agrees that in the event of any occurrence which
            ------
may give rise to a claim by an indemnified party against George W. Andrews hereunder, Buyer will give notice thereof to George W. Andrews; provided, however, that failure of Buyer to timely give the notice provided in this Section shall not be a defense to the liability of George W. Andrews for such claim, but George W. Andrews may recover from Buyer any actual damages arising from Buyer's failure to give such timely notice.

      11.   Termination of Agreement.
            ------------------------

      This Agreement (except as to Section 6.1 hereof) shall terminate prior to the Closing Date and be of no further force or effect between the parties hereto, upon the occurrence of any of the following:

            (a)    Misrepresentation by the Sellers.  By the Buyer at its
                   --------------------------------
election immediately upon any misrepresentation or breach of or failure to satisfy timely on the part of Sellers any condition, warranty, representation or agreement of Sellers contained herein, and Buyer's written notice to Sellers thereof ten (10) days prior to the date of termination.

            (b)    Misrepresentations by Buyer.  By the Sellers at their
                   ---------------------------
election immediately upon any misrepresentation or breach of or failure to satisfy timely on the part of Buyer any condition, warranty, representation or agreement of Buyer contained herein, and Sellers' written notice to Buyer thereof ten (10) days prior to the date of termination.

            (c)    Expiration of Time.  By either the Sellers, on the one
                   ------------------
hand, or the Buyer, on the other hand, immediately if the Closing shall not have taken place by August 1, 1998.

      12.   Miscellaneous Provisions.
            ------------------------

      12.1  Construction.  This Agreement shall be construed and enforced in
            ------------
accordance with and governed by the laws of the Commonwealth of Kentucky.

      12.2  Notices.  All notices, requests, demands and other communications
            -------
called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered to the party to whom addressed or when sent by telecopy, telegram, telex or wire (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

      If to Buyer:       Air Eagle Holdings, Inc.
                         c/o Gary C. Gerhardt
                         1270 North Price Road
                         St. Louis, Missouri 63132

      With copies to:    Bearden, Mattern, Breckenridge, Washburn & Gidlow, LLC
                         Suite 1250, University Club Tower
                         1034 South Brentwood Boulevard
                         St. Louis, Missouri 63117-1212
                         Attention: David D. Mattern, Esq.

      If to the Sellers: George W. Andrews
                         c/o KECO Industries, Inc.
                         7375 Industrial Road
                         Florence, Kentucky 41042

      With copies to:    Cors & Bassett
                         1200 Carew Tower
                         441 Vine Street
                         Cincinnati, Ohio 45202
                         Attention:  William G. Kohlhepp, Esq.
                                     Michelle A. Mullee, Esq.


      12.3  Assignment.  Neither this Agreement nor any right, remedy,
            ----------
obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties; provided, however, that the Buyer shall have the right to assign all of its rights and obligations under this Agreement to any corporation, 100% of the voting capital stock of which is owned, directly or indirectly, by the Buyer if such transferee corporation agrees to assume all the Buyer's obligations under this Agreement, provided that such transfer shall not discharge the Buyer from its obligation hereunder Nothing contained herein, express or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary.

      12.4  Amendments and Waivers.  This Agreement and all Exhibits and
            ----------------------
Schedules hereto may be modified only by a written instrument duly executed by each party. No condition to any party's obligations and no breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party whose obligations are subject to such condition or who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion.

      12.5  Survival.  The covenants, agreements, warranties and
            --------
representations entered into or made pursuant to this Agreement, irrespective of any investigation made by or on behalf of any party, shall be continuing and shall survive the Closing.

      12.6  Remedies.  No remedy conferred by any of the specific provisions
            --------
of this Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or in equity or by statute or otherwise, and the election by a party of one or more remedies shall not constitute a waiver of the party's right to pursue any other available remedies.

      12.7  Binding Nature of Agreement.  The Agreement includes each of the
            ---------------------------
Schedules and Exhibits which are referred to herein or attached hereto, all of which are incorporated by reference herein. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, heirs, legal representatives, successors and assigns.

      12.8  Expenses.  The costs and expenses of Sellers and the Company,
            --------
including the legal fees and disbursements of Cors & Bassett, shall be borne by the Company. The costs and expenses of the Buyer, including the legal fees and disbursements of Gibson, Dunn & Crutcher LLP and Bearden, Mattern, Breckenridge, Washburn & Gidlow, LLC shall be borne by the Buyer or, upon or after the Closing, by the Company.

      12.9  Entire Agreement.  This Agreement contains the entire
            ----------------
understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

      12.10 Severability.  Any provision of this Agreement which is invalid,
            ------------
illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

      12.11 Counterparts.  This Agreement may be executed by the parties in
            ------------
separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      12.12 Section Headings.  The headings of each Section, subsection or
            ----------------
other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed with the intention of being bound thereby as of the "Effective Date".

                                          AIR EAGLE HOLDINGS, INC.,
                                          a Missouri Corporation

                              By: /s/ Gary C. Gerhardt
                                  -----------------------------------
                                  GARY C. GERHARDT, EXECUTIVE
                                    VICE PRESIDENT

                              SELLERS:

                              GEORGE W. ANDREWS REVOCABLE TRUST
                              Dated May 9, 1994


                              By: /s/ George W. Andrews
                                  -----------------------------------
                                  GEORGE W. ANDREWS, Trustee

                              /s/ George W. Andrews, Jr.
                              ---------------------------------------
                              GEORGE W. ANDREWS, JR., Individually

                              /s/ Thomas W. Andrews
                              ---------------------------------------
                              THOMAS W. ANDREWS, Individually

                              /s/ Jeffrey W. Andrews
                              ---------------------------------------
                              JEFFREY W. ANDREWS, Individually

                              /s/ Shari Andrews
                              ---------------------------------------
                              SHARI ANDREWS, Individually

                              /s/ Judith Andrews
                              ---------------------------------------
                              JUDITH ANDREWS, Individually

                              /s/ Claudine Andrews
                              ---------------------------------------
                              CLAUDINE ANDREWS, Individually

                              /s/ Thomas Andrews
                              ---------------------------------------
                              TAYLOR ANDREWS, by his Guardian

                              /s/ Thomas Andrews
                              ---------------------------------------
                              CARLING ANDREWS, by her Guardian

                              EMILY ANDREWS EDUCATIONAL TRUST
                              Dated May 7, 1993

                              By: /s/ George W. Andrews, Jr.
                                  -----------------------------------
                                  GEORGE W. ANDREWS, JR., Trustee

                                  /s/ Judith M. Andrews
                                  -----------------------------------
                                  JUDITH M. ANDREWS, Trustee

                              SARAH ANDREWS EDUCATIONAL TRUST
                              Dated March 21, 1994


                              By: /s/ George W. Andrews, Jr.
                                  -----------------------------------
                                  GEORGE W. ANDREWS, JR., Trustee

                                  /s/ Judith M. Andrews
                                  -----------------------------------
                                  JUDITH M. ANDREWS, Trustee

                              /s/ Thomas Andrews
                              ---------------------------------------
                              MADISON ANDREWS, by her Guardian

                              CAMREN ANDREWS EDUCATIONAL TRUST
                              Dated May 21, 1996

                              By: /s/ Jeffrey W. Andrews
                                  -----------------------------------
                                  JEFFREY W. ANDREWS, Trustee

                                   /s/ Claudine A. Andrews
                                   -----------------------------------
                                   CLAUDINE A. ANDREWS, Trustee


                              MATTHEW ANDREWS EDUCATIONAL TRUST
                              Dated September 23, 1996

                              By: /s/ George W. Andrews, Jr.
                                  -----------------------------------
                                  GEORGE W. ANDREWS, JR., Trustee

                                  /s/ Judith M. Andrews
                                  -----------------------------------
                                  JUDITH M. ANDREWS, Trustee

                               SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ENGINEERED SUPPORT SYSTEMS, INC.


Date:     August 13, 1998           BY:   /s/ Gary C. Gerhardt
     ---------------------------       --------------------------------------
                                          Gary C. Gerhardt
                                          Executive Vice President and
                                          Chief Financial Officer